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                                                                  EXHIBIT 10.22
                                                                 Execution Copy

                              AMENDED AND RESTATED
                           REVOLVING CREDIT AGREEMENT

        This REVOLVING CREDIT AGREEMENT is entered into as of June 5, 1996 by and between BACHMAN INFORMATION SYSTEMS, INC., a Massachusetts corporation (the "Borrower") and SILICON VALLEY BANK, a California-chartered bank, with its principal place of business at 3003 Tasman Drive, Santa Clara, California 95054 and with a loan production office located at Wellesley Office Park, 40 William Street, Suite 350, Wellesley, Massachusetts 02181 doing business under the name "Silicon Valley East" (hereinafter, together with its successors in title and assigns, the "Bank").

                                  WITNESSETH:

        WHEREAS, the Borrower and the Bank have previously entered into a certain Revolving Credit Agreement, dated as of October 28, 1994, as amended pursuant to that certain Loan Modification Agreement dated as of May 18, 1995 (the "Prior Credit Agreement") pursuant to which the Bank established for the Borrower a credit facility of up to $4,000,000 subject to the terms, conditions and limitations set forth therein;

        WHEREAS, the Borrower has requested the Bank to make available to Borrower an amended and restated revolving credit facility and the Bank is willing to make such amended and restated credit facility available on the following terms and conditions; and

        WHEREAS, this Amended and Restated Revolving Credit Agreement amends, restates, and supersedes the Prior Credit Agreement in its entirety;

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Borrower and the Bank hereby agree as follows:

                  SECTION 1 - DEFINITIONS AND ACCOUNTING TERMS

        1.1 DEFINITIONS. In addition to the terms defined elsewhere in this Agreement, unless otherwise specifically defined herein, the following terms shall have the following meanings for all purposes when used in this Agreement, and in the Bank Agreements:

        "ACCOUNTS RECEIVABLE" shall mean accounts, as defined in the Uniform Commercial Code, as adopted in the Commonwealth of Massachusetts, drafts, acceptances, contracts with customers, and other instruments representing or evidencing the right to payment for goods sold or for services rendered (or for maintenance services to be rendered pursuant to the relevant maintenance agreement), including the right to any insurance premium refunds.
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        "AFFILIATE" shall mean, as applied to an individual, a spouse of such individual, or any relative of such individual, any member, director, officer or employee of a Person, any corporation, association, firm or other entity of which such Person is a member, director, officer of employee, and any other Person, directly or indirectly controlling, controlled by or under direct or indirect common control with such Person.

        "AFFILIATE ACCOUNTS" shall mean all accounts, accounts receivable, notes or other amounts due to the Borrower from any Affiliate.

        "AGREEMENT" shall mean this Amended and Restated Revolving Credit Agreement (including Schedules and Exhibits annexed hereto), as amended or supplemented from time to time. References to Sections, Exhibits, Schedules and the like refer to the Sections, Exhibits, Schedules and the like of this Agreement unless otherwise indicated.

        "AUTHORIZED OFFICER" shall mean an officer of the Borrower who has been duly authorized by the Borrower to execute and deliver to the Bank on behalf of the Borrower Borrowing Requests, Compliance Certificates, Borrowing Base Certificates, and other certifications, each of whom is listed on SCHEDULE 1.1(a) hereto, as such Schedule may be amended from time to time by notice to the Bank in accordance with Section 13.2 hereof.

        "BANK AGREEMENTS" shall mean this Agreement, the Revolving Credit Note, the Security Documents, the Guaranty Agreement, and any other present or future agreement from time to time entered into between the Borrower and/or any Subsidiary and the Bank relating to this Agreement or which is stated to be a Bank Agreement, each as from time to time amended or modified, and all statements, reports and certificates delivered by the Borrower to the Bank in connection herewith or therewith.

        "BANKING DAY" shall mean any day, excluding Saturday and Sunday and excluding any other day which shall be in the City of Santa Clara or in the State of California a legal holiday or a day on which banking institutions are authorized by law to close.

        "BORROWING BASE" shall mean an amount, subject to decrease as hereafter provided, equal to (as shown on the Bank's records at any time) the sum of (a) seventy-five percent (75%) of all Eligible Domestic Accounts Receivable of the Borrower for which invoices have been issued and are payable, and (b) seventy-five percent (75%) of all Eligible International Accounts Receivable of the Foreign Subsidiaries for which invoices have been issued and are payable; PROVIDED, HOWEVER, that for purposes of determining the Borrowing Base hereunder, the Accounts Receivable of each of Bachman Asia Pte. Ltd., a Singapore Corporation and Bachman Spain S.L., a Spanish Corporation, shall not be included in the calculation of Eligible International Accounts Receivable until such time as the Bank has received a valid and perfected pledge or lien on all of the outstanding capital stock of each such Foreign Subsidiary; and, provided, further that the Accounts Receivable of Bachman Italia, S.r.l. shall not be included in the determination of Eligible International Accounts Receivable to the extent

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such Accounts Receivable have been given as collateral to Banca Commerciale
Italiana to secure the loans of up to one billion Lira by such bank to Bachman Italia, S.r.l. Upon and after the Effective Date of the Merger, the Borrowing Base shall be decreased to an amount equal to (as shown on the Bank's records at any time) the sum of (a) sixty percent (60%) of all Eligible Domestic Accounts Receivable of the Borrower for which invoices have been issued and are payable, and (b) sixty percent (60%) of all Eligible International Accounts Receivable of the Foreign Subsidiaries for which invoices have been issued and are payable; provided, however, in the event the Borrower reports Consolidated Net Income for any fiscal quarter following the Merger of at least $200,000 (excluding restructuring charges related to the Merger), then, upon receipt by the Bank of either such quarterly financial statements evidencing such positive Consolidated Net Income or the public announcement of such positive Consolidated Net Income, such decreased Borrowing Base shall be increased to an amount equal to (as shown on the Bank's records at any time) the sum of (a) seventy-five percent (75%) of all Eligible Domestic Accounts Receivable of the Borrower for which invoices have been issued and are payable, and (b) seventy-five percent (75%) of all Eligible International Accounts Receivable of the Foreign Subsidiaries for which invoices have been issued and are payable.

        "BORROWING BASE CERTIFICATE" shall mean a certificate executed by an Authorized Officer of the Borrower in substantially the form of EXHIBIT C hereto.

        "BORROWING REQUEST" shall mean a request for a borrowing hereunder executed by an Authorized Officer of the Borrower in substantially the form of EXHIBIT B hereto.

        "CAPITAL LEASE" shall mean any lease of property (real, personal or mixed) which is or should be capitalized on the lessee's balance sheet in accordance with GAAP and Statement of Financial Accounting Standards No. 13.

        "COLLATERAL" shall mean all assets of the Borrower, now owned or hereafter acquired, in which the Bank is granted a Lien to secure any of the Obligations pursuant to the Security Documents.

        "COMPLIANCE CERTIFICATE" shall mean a certificate executed by an Authorized Officer of the Borrower in substantially the form of EXHIBIT D hereto.

        "CONSOLIDATED" shall mean, when used with reference to any term, that term is applied to the accounts of the Borrower and all of its Subsidiaries (or other specified Person), in accordance with GAAP.

        "CONSOLIDATED NET INCOME (LOSSES)" means for any period, the aggregate net income (or loss) of the Borrower and all of its Subsidiaries on a Consolidated basis for such period from operations (taken as a cumulative whole), after deduction for all operating expenses, taxes, charges and other reserves (including reserves for deferred income taxes) paid or

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accrued. Consolidated Net Income (Losses) shall be determined on a Consolidated basis in accordance with GAAP, as reflected in the most recently available financial statements of the Borrower and its Subsidiaries, as certified by the chief financial officer of the Borrower.

        "CONSOLIDATED TANGIBLE NET WORTH" shall mean, as to any Person, at any date as of which the amount thereof shall be determined, the excess of the Consolidated Total Tangible Assets of such Person over the Consolidated Total Liabilities (without taking into account any outstanding redeemable preferred stock of the Borrower) of such Person.

        "CONSOLIDATED TOTAL TANGIBLE ASSETS" shall mean, as to any Person, at any particular date, all items which, in accordance with GAAP, would be included in determining total assets as shown on the asset side of a balance sheet of such Person (including long term deferred tax benefits) at the date which Consolidated Total Tangible Assets is to be determined, excluding, however, from the determination thereof (a) all loans to any stockholder, employee or officer of such Person, and all amounts payable to such Person from any of the aforesaid persons, (b) all assets which would be classified as intangible assets under GAAP, including, without limitation, goodwill (whether representing the excess of cost over book value of assets acquired or otherwise), patents, trademarks, trade names, copyrights, franchises and deferred charges (including, without limitation, unamortized debt discount and expense, organization costs, and research and development costs), (c) treasury stock and minority interests in other corporations or business organizations,
(d) cash set apart and held in a sinking or other analogous fund established for the purpose of redemption or other retirement of capital stock, and (e) to the extent not already deducted from Consolidated Total Tangible Assets, reserves for depreciation, depletion, obsolescence and/or amortization of properties and all other reserves or appropriations of retained earnings which, in accordance with GAAP, should be established in connection with the business conducted by such Person.

        "CONSOLIDATED TOTAL LIABILITIES" shall mean, as to any Person, at any particular date, without limitation, (a) all items (except items of capital stock, partnership interests, capital and capital accounts or paid-in surplus or of retained earnings or prepaid items or deposits) which, in accordance with GAAP, would be included in determining total liabilities as shown on the liabilities side of a balance sheet of such Person at the date as of which Consolidated Total Liabilities is to be determined, including, without limitation, all Indebtedness for borrowed money and any lease which in accordance with GAAP would constitute Indebtedness, (b) all Indebtedness at such date secured by any mortgage, pledge, lien or conditional sale or other title retention agreement to which any property or asset owned or held by such Person is subject, whether or not the indebtedness secured thereby shall have been assumed, (c) all outstanding reimbursement obligations at such date of such Person in respect of amounts drawn or available to be drawn on letters of credit, acceptances or similar obligations issued or created for the account of such Person, (d) any withdrawal liability of such Person at such date, whether direct or indirect, absolute or contingent, to a Multi-employer Plan, as that term is defined in the Pension Reform Act and (e) all Indebtedness of others which such Person has directly or indirectly guaranteed, endorsed (otherwise than for collection or deposit in the

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ordinary course of business), discounted or sold with recourse or agreed
(contingently or otherwise) to purchase or repurchase or otherwise acquire, or in respect of which such Person has agreed to supply or advance funds (whether by way of loan, stock or equity purchase, capital contribution or otherwise) or otherwise to become directly or indirectly liable.

        "DEFAULT" shall mean any event which, with the giving of notice or expiration of any applicable grace period, or both, would constitute an Event of Default.

        "DISTRIBUTION" shall mean (a) the declaration or payment of any dividend on or in respect of any shares of any class of capital stock of any Person, other than dividends payable solely in shares of capital stock of the Person involved, (b) the purchase or other retirement of any shares of any class of capital stock of any Person directly or indirectly, (c) any other distribution on or in respect of any shares of any class of capital stock of any Person, and (d) any payment of principal on or any retirement of Indebtedness which now or hereafter is subordinated to the prior payment of the Obligations or any portion thereof.

        "EFFECTIVE DATE" shall have the meaning ascribed to it in that certain Agreement and Plan of Merger by and among the Borrower, B.C. Acquisition Corp. and Cadre Technologies, Inc., dated as of March 25, 1996.

        "ELIGIBLE DOMESTIC ACCOUNTS RECEIVABLE" shall mean the sum of Accounts Receivable owing to any Person, each of which meets all of the following specifications at the time it came into existence and continues to meet the same until it is collected in full:

        (a) The account is not more than 90 days from the date of the invoice thereof.

        (b) The account is bona fide, valid and constitutes an enforceable order or contract, written or oral, for services performed (or for maintenance services to be performed pursuant to the relevant maintenance agreement) or products delivered, and the same were or are to be performed, as the case may be, or delivered in accordance with such order or contract.

        (c) The account is not subject to any prior assignment, claim, lien, or security interest created by such Person, and such Person will not make any further assignment thereof or create any further security interest therein, nor permit such Person's right therein to be reached by attachment, levy, garnishment or other judicial process.

        (d) The account is not subject to notice to Borrower of any claim of reduction, counterclaim, setoff, recoupment, or other defense in law or equity, or any claim for credits, contractual allowances, discounts, or other credit adjustments by the account debtor for any reason (except discount allowed for prompt payment) unless reflected in the Borrowing Base Certificate delivered to the

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             Bank or in any invoice, certificate, schedule or other statement delivered to the Bank (prior to any advance against such account, the amount of any given account eligible for advances shall be net of any credits, contractual allowances, discounts, other credit adjustments, counterclaims or other claims for reduction or deduction of any nature whatsoever), and the account debtor has not given notice of a dispute with respect thereto nor has returned any of the goods from the sale from which the account arose which can be returned pursuant to the terms of the contract with the account debtor.

        (e) The account arose in the ordinary course of such Person's business and did not arise from the performance of services or a sale of goods to a supplier of the Borrower or any Subsidiary or any Affiliate of the Borrower or any Subsidiary.

        (f) No notice of bankruptcy or insolvency of the account debtor has been received by or is known to such Person.

        (g) The Bank has not notified the Borrower that the account or account debtor is unsatisfactory on the basis of the account debtor's financial condition, operating performance or credit history.

        (h) Not more than 50% of the aggregate receivables from the account debtor are over ninety (90) days from invoice; all accounts receivable from any account debtor shall be excluded if more than 50% of the accounts receivable from such account debtor are more than ninety (90) days from invoice.

        (i) The aggregate accounts receivables from the account debtor do not exceed 25% of the total Eligible Domestic Accounts Receivable; that portion of the account over the 25% level will be disqualified.

        (j)  The account debtor is not (i) a Subsidiary of the Borrower or
             (ii) an officer or employee of any Subsidiary of the Borrower or
             (iii) otherwise an Affiliate of the Borrower or any Subsidiary.

        (k) The account contract does not arise out of a contract with, or order from, an account debtor that, by its terms, forbids or makes void or unenforceable the assignment of such account to the Bank or the granting of a lien or security interest therein.

        (l) The account debtor is not any agency, department or instrumentality of the United States of America.

        (m) The account debtor is a person or entity located in the United States or Canada and the account arose out of services rendered (or maintenance services to be

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
             rendered pursuant to the relevant maintenance agreement) or goods delivered in the United States or Canada.

        "ELIGIBLE INTERNATIONAL ACCOUNTS RECEIVABLE" shall mean the sum of Accounts Receivable owing to any Person with respect to an Account Receivable for which the account debtor is not a resident of the United States or Canada PROVIDED, THAT, (i) the Account Receivable meets the specifications identified in clauses (a)-(l) of the definition of Eligible Domestic Accounts Receivable at the time it came into existence and continues to meet the same until it is collected in full, and (ii) the account debtor (x) has been reviewed by the Bank and is deemed sufficiently creditworthy by the Bank, in the exercise of the Bank's reasonable judgment as a lender, or (y) has supplied the Borrower with an irrevocable letter of credit, issued by a financial institution reasonably satisfactory to the Bank, sufficient to cover the receivable and in form and substance reasonably satisfactory to the Bank or (z) the account is insured with a foreign insurance agency reasonably satisfactory to the Bank and the Bank is named as a loss payee in respect of such insured account.

        "ENVIRONMENTAL LAWS" shall mean all foreign, federal, state and local laws, regulations, rules and ordinances relating to pollution or protection of the environment and worker health and safety, including, without limitation, laws relating to releases or threatened releases of hazardous waste or materials (and permits, licenses and approvals which may be required under such laws, regulations, rules and ordinances) into the indoor or outdoor environment (including, without limitation, ambient air, surface water, groundwater, land, surface and subsurface strata) or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, release, transport or handling of hazardous waste or materials and all laws and regulations with regard to record keeping, notification, disclosure and reporting requirements respecting hazardous waste or materials.

        "EVENT OF DEFAULT" shall have the meaning given in Section 10.1 hereof.

        "FOREIGN SUBSIDIARIES" shall mean the following Subsidiaries of the Borrower, collectively: Bachman France S.A.R.L., a French corporation; Bachman Information Systems Canada Ltd., a Canadian corporation; Bachman Information Systems Limited, a United Kingdom corporation; Bachman Information Systems, GmbH, a German corporation; Bachman Italia S.r.l., an Italian corporation; Bachman Asia Pacific Pte. Ltd., a Singapore corporation; and Bachman Spain S.L., a Spanish corporation.

        "GAAP" shall mean generally accepted accounting principles, as defined by controlling pronouncements of the Financial Accounting Standards Board, as from time to time supplemented and amended, consistency applied on the basis used by the Person in prior years unless such prior practice is deemed by Borrower's independent auditors to be inconsistent with GAAP.

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        "HAZARDOUS WASTE OR HAZARDOUS MATERIAL" shall include any hazardous, toxic, infectious, or radioactive substances, including petroleum products, including without limitation those substances regulated pursuant to the federal Comprehensive Environmental Response, Compensation and Liability Act, 42 USC
Section 9601 et seq., the federal Resource Conservation and Recovery Act, 42 USC Section 6901 et seq., the Federal Water Pollution Control Act, 33 USC
Section 1251 et seq., the federal Clean Air Act, 42 USC Section 7401 et seq., the Toxic Substances Control Act, 15 USC Section 2601, et seq., the Massachusetts Oil and Hazardous Material Release Prevention Act, M.G.L. c. 21E, all present and future amendments to such statutes, and all regulations promulgated thereunder.

        "INDEBTEDNESS" shall mean, as applied to any Person, (i) all obligations (except items of capital stock or capital or paid-in surplus or of retained earnings), whether contingent or otherwise, which in accordance with GAAP would be included in determining total liabilities as shown on the liability side of the balance sheet of such Person as of the date of which Indebtedness is to be determined, including any Capital Lease, (ii) all indebtedness secured by any mortgage, pledge, lien or conditional sale or other title retention agreement to which any property or asset owned or held by such Person is subject, whether or not the indebtedness secured thereby shall have been assumed, (iii) all indebtedness of others which such Person has directly or indirectly guaranteed, endorsed (other than endorsements for collection or deposit in the ordinary course of business), discounted or sold with recourse or agreed (contingently or otherwise) to purchase or repurchase or otherwise acquire, or in respect of which such Person has agreed to supply or advance funds (whether by way of loan, stock purchase, capital contributions or otherwise) or otherwise to become directly or indirectly liable, and (iv) all outstanding reimbursement obligations at such date of such Person in respect of amounts drawn or available to be drawn on letters of credit, acceptances or similar obligations issued or created for the account of such Person (excluding, however, long term deferred tax liabilities).

        "INVESTMENT" shall mean (a) any stock, evidence of Indebtedness or other security of another Person, (b) any loan, advance, contribution to capital, extension of credit (except for current trade and customer accounts receivable for inventory sold or services rendered in the ordinary course of business and payable in accordance with customary trade terms) to another Person, and (c) any purchase of (i) stock or other securities of another Person or (ii) any business or undertaking of another Person (whether by purchase of assets or securities), any commitment or option to make any such purchase if, in the case of an option, the aggregate consideration paid for such option was in excess of $100,000, or (d) any other investment, and whether existing on the date of this Agreement or thereafter made.

        "LOANS" shall mean all Revolving Credit Loans, collectively.

        "MAXIMUM AVAILABLE FUNDS" shall mean, at any time, the lessor of (a) the Maximum Revolving Credit Amount, and (b) the Borrowing Base in effect at such time.

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        "MAXIMUM REVOLVING CREDIT AMOUNT" shall mean, subject to an increase as hereinafter provided, Four Million and 00/100 Dollars ($4,000,000.00). In the event following the Effective Date of the Merger the Borrower reports positive Consolidated Net Income (excluding restructuring charges related to the Merger) for any fiscal quarter, as evidenced to the Bank by the Borrower's financial statements for such quarter, then, upon receipt by the Bank of either such quarterly financial statements evidencing such positive Consolidated Net Income or the public announcement of such positive Consolidated Net Income, the Bank will by notice to the Borrower increase the Maximum Revolving Credit Amount to Five Million and 00/100 Dollars ($5,000,000.00).

        "MERGER" shall mean the merger of B.C. Acquisition Corp., a wholly owned subsidiary of the Borrower, with and into Cadre Technologies, Inc. ("Cadre"), with Cadre being the surviving corporation pursuant to the Agreement and Plan of Merger (the "Merger Agreement") by and among the Borrower, B.C. Acquisition Corp. and Cadre, dated as of March 25, 1996.

        "OBLIGATIONS" shall mean all present and future obligations and Indebtedness of the Borrower owing to the Bank under this Agreement or any other Bank Agreement, including, without limitation, the obligations to pay the Indebtedness from time to time evidenced by the Revolving Credit Note and obligations to pay interest, commitment and other fees, and all other expenses and charges from time to time owed by Borrower under any Bank Agreement.

        "PENSION PLAN" shall mean an employee benefit plan or other plan maintained for the employees of any of the Borrower as described in Section 4021(a) of Title IV of the Employee Retirement Income Security Act of 1974, as amended.

        "PENSION REFORM ACT" shall mean the Employee Retirement Income Security Act of 1974, as amended.

        "PLEDGED SHARES" shall mean the shares of capital stock pledged to the Bank under the Pledge Agreement, together with an undated stock power executed in blank for each such certificate.

        "PERSON" shall mean an individual, corporation, partnership, joint venture, association, estate, joint stock company, trust, organization, business, or a government or agency or political subdivision thereof.

        "PRIME RATE" at any time shall mean the rate per annum of interest then most recently announced and made effective by the Bank as its "Prime Rate." Such rate is used for reference purposes only and is not necessarily the best or lowest rate charged by the Bank to its most substantial or creditworthy customers and serves only as the basis upon which effective rates of interest are calculated for obligations making reference thereto.

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
        "REPORTABLE EVENT" shall mean an event reportable to the Pension Benefit Guaranty Corporation under Section 4043 of Title IV of the Employee Retirement Income Security Act of 1974, as amended.

        "REVOLVING CREDIT FACILITY TERMINATION DATE" shall mean the earlier of
(a) the occurrence of an Event of Default, or (b) October 5, 1996.

        "REVOLVING CREDIT LOANS" shall mean any loan or extension of credit from the Bank to the Borrower pursuant to the revolving credit facility established pursuant to this Agreement.

        "SECURITY DOCUMENTS" shall mean (i) the Security Agreement, dated as of October 28, 1995, by the Borrower in favor of the Bank (the "Security Agreement"), (ii) the Pledge Agreement, dated as of October 28, 1994, by the Borrower in favor of the Bank (the "Pledge Agreement"), (iii) the Trademark and License Security Agreement, dated as of October 28, 1994, by the Borrower in favor of the Bank (the "Trademark Security Agreement"), (iv) the Patent and License Security Agreement, dated as of October 28, 1994, by the Borrower in favor of the Bank (the "Patent Security Agreement"), and (v) the Lockbox Agreement, dated as of October 28, 1994, by the Borrower in favor of the Bank (the "Lockbox Agreement").

        "SUBORDINATED DEBT" shall mean any Indebtedness of the Borrower which is expressly subordinate to the Obligations of the Borrower to the Bank pursuant to a written subordination agreement in form and substance reasonably acceptable to the Bank.

        "SUBSIDIARY" shall mean any Person of which the Borrower or other specified parent shall now or hereafter at the time own, directly or indirectly, sufficient voting stock (or other beneficial interest) to entitle it to elect at least a majority of the board of directors or trustees or similar managing body.

        "TAXES" shall mean any tax, levy, impost, duty, deduction, withholding or other charge of whatever nature at any time required by any law or regulation (as hereinafter defined) (i) to be paid by the Bank or (ii) to be withheld or deducted from any payment otherwise required hereby to be made by the Borrower to the Bank, other than taxes imposed upon the net income of the Bank by the United States of America or any other jurisdiction in which an office of the Bank is located or any political subdivision of any thereof.

        "UNIFORM COMMERCIAL CODE" shall mean the Uniform Commercial Code as adopted and amended from time to time by the Commonwealth of Massachusetts.

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
        "U.S. SUBSIDIARIES" shall mean the following Subsidiaries of the Borrower, collectively: B.C. Acquisition Corp.; Bachman Securities Corporation; Bachman International Ltd.; WindTunnel Software, Inc.; and CSI Acquisition Corporation.

        1.2 ACCOUNTING TERMS. All accounting terms used and not defined in this Agreement shall be construed in accordance with GAAP and all financial data required to be delivered hereunder shall be prepared in accordance with GAAP.


                     SECTION 2 - REVOLVING CREDIT FACILITY

        2.1 REVOLVING CREDIT. Subject to the terms and conditions of this Agreement, and in reliance on the representations, warranties and covenants of the Borrower made herein, the Bank hereby establishes a revolving credit facility in favor of the Borrower pursuant to which, at any time prior to the Revolving Credit Facility Termination Date, the Bank shall make Revolving Credit Loans to the Borrower as the Borrower may from time to time request by notice to the Bank in accordance with Section 2.3 hereof, provided that the aggregate amount of all Revolving Credit Loans outstanding at any time shall not exceed the Maximum Available Funds at such time. Subject to the terms and limitations hereof, the Borrower shall have the right to make payments reducing the outstanding balance of Revolving Credit Loans and to request further Revolving Credit Loans by notice to the Bank in accordance with Section 2.3. The Borrower shall execute and deliver to the Bank a Revolving Credit Note in substantially the form attached hereto as EXHIBIT A evidencing the Revolving Credit Loans. The Borrower hereby irrevocably authorizes the Bank to make or cause to be made on a schedule attached to the Revolving Credit Note or on the books of the Bank, at or following the time of making each Revolving Credit Loan and of receiving payment of principal, an appropriate notation reflecting such transaction and the then aggregate unpaid principal balance of the Revolving Credit Loans. Failure of the Bank to make any such notation shall not, however, affect any obligation of the Borrower hereunder or under the Revolving Credit Note. The aggregate unpaid principal amount under each Revolving Credit Loan, as recorded by the Bank from time to time on such a schedule or on such books shall constitute presumptive evidence of such amount; provided, however, that the obligations of the Borrower hereunder or under the Revolving Credit Note will not be increased due to recording errors made by the Bank.

        2.2 INTEREST ON REVOLVING CREDIT LOANS. The interest rate, subject to increase or decrease as hereinafter provided, for any portion of the outstanding principal balance of the Revolving Credit Note shall be computed at a per annum rate equal to the Prime Rate plus one percent (1%). Immediately upon and after the Effective Date of the Merger, the interest rate for any portion of the outstanding principal balance of the Revolving Credit Note shall be computed at a per annum rate equal to the Prime Rate plus two percent (2%); provided, however, that in the event the Borrower reports Consolidated Net Income for any fiscal year following the Merger of at least $200,000 (excluding restructuring charges related to the Merger), then, upon receipt by the Bank of either such quarterly financial statements evidencing such positive Consolidated Net Income or the public announcement of such positive

Consolidated Net Income, the interest rate for any portion of the outstanding principal balance of the Revolving Credit Note shall be computed at a per annum rate equal to the Prime Rate plus one percent (1%). In all cases, interest under the Revolving Credit Note shall be payable in arrears on the fifth day of each month in which the Revolving Credit Note is outstanding and shall be computed on the basis of a 360-day year for the number of days actually elapsed. Any increase or decrease in the interest rate on the Revolving Credit Note resulting from a change in the Prime Rate shall be effective immediately from the date of such change.

        2.3 REQUESTS FOR LOANS. Each request for a Revolving Credit Loan shall be made by the Borrower to the Bank by delivery to the Bank no later than one
(1) Banking Day prior to any Banking Day that the Borrower desires to borrow hereunder, a completed and signed Borrowing Request, substantially in the form attached hereto as Exhibit B, which request shall be irrevocable and shall specify the proposed amount of the requested Revolving Credit Loan and proposed borrowing date. At the time of the initial request for a Revolving Credit Loan, the Borrower shall have provided the Bank with signed copies of a properly completed Borrowing Base Certificate and a Compliance Certificate substantially in the forms of Exhibit C and Exhibit D hereto, respectively. The Borrower hereby agrees that the Bank shall be entitled to rely upon the Borrowing Base Certificate and Compliance Certificate in its possession until superseded by a more recent Borrowing Base Certificate and Compliance Certificate.

        2.4 USE OF PROCEEDS. The Borrower agrees to use the proceeds of the Revolving Credit Loans exclusively for working capital purposes and for general corporate purposes.

        2.5  ADDITIONAL PAYMENTS.

             (a) In addition to the payments of interest on the Revolving Credit Note, the Borrower shall, on demand, pay to the Bank interest on any overdue installments of principal and, to the extent permitted by law, on any overdue installments of interest, at a rate per annum equal to two percent (2%) in excess of the rate otherwise applicable to the principal portion of such payments compounded monthly.

             (b) All agreements between the Borrower and the Bank are hereby expressly limited so that in no contingency whatsoever, whether by reason of acceleration of the maturity of this Agreement or the Revolving Credit Note or otherwise, shall the amount paid or agreed to be paid to the Bank for the use, forbearance, loaning or retention of the Revolving Credit Loans made under this Agreement exceed the maximum permissible rate under applicable law. If, for any circumstances whatsoever, fulfillment of any provisions hereof or of the Revolving Credit Note, or of any of the Bank Agreements, at any time shall involve transcending the limit of validity prescribed by law, then the obligation to be fulfilled shall automatically be reduced to the limit of such validity, and if under any circumstances the Bank should ever receive as interest an amount which would exceed the highest lawful rate of interest, such amount in excess of the lawful rate of interest shall be applied to the reduction of the principal balance then outstanding of the Revolving Credit Note and not to the payment of interest thereon. This provision shall control every other provision of all agreements between the Borrower and the Bank and shall also be binding upon and available to any subsequent holder of the Revolving Credit Note.

        2.6 REQUEST TO DEBIT ACCOUNTS. The Borrower hereby authorizes and requests the Bank to charge against any account of the Borrower with the Bank an amount equal to the accrued interest and unpaid principal and other fees and charges from time to time due and payable to the Bank hereunder and under all other Bank Agreements. The Bank will furnish notice to Borrower of such charges. The Borrower acknowledges and agrees that debits and charges against Borrower's amounts under this Section 2.6 shall in no way be deemed a set-off.

        2.7 EXAMINATION FEE. The Bank reserves the right to have performed twice annually, upon reasonable notice and at reasonable times, an examination of the books and records of the Borrower by an agent of the Bank solely for the purposes of determining compliance with the Bank Agreements. The Borrower agrees to pay for the reasonable cost of each such examination. If a default occurs under the Bank Agreements, the Bank reserves the right to make additional examinations at the reasonable expense of the Borrower.

        2.8 CLOSING FEE. As a condition precedent to the Bank's initial advance under the revolving credit facility hereunder, the Borrower shall pay to the Bank a closing fee of $15,000, which shall be paid on or before the date hereof.

        2.9  ADDITIONAL COSTS; CHANGES IN CIRCUMSTANCES; ETC.

        Anything hereinbefore in Section 2 of this Agreement to the contrary notwithstanding, if, after the date hereof, the Bank shall have determined in good faith and reasonably that compliance with any applicable law, governmental rule, regulation or order, or any change therein (including without limitation any change according to a prescribed schedule of increasing requirements, whether or not in effect or known on the date hereof), or any change in the interpretation or administration thereof, or compliance by the Bank with any guideline, request or directive (whether or not having the force of law and whether or not failure to comply therewith would be unlawful) of any such authority, central bank or comparable agency which, in each instance, is of general application to banking institutions in the United States of America or to types of institutions similar to the Bank in terms of charter, has or would have the effect of reducing the rate of return on the Bank's capital with respect to, or as a consequence of, its unfunded commitments to extend credit hereunder to a level below that which the Bank would have achieved but for such change or compliance, then, within twenty (20) days after demand therefor, the Borrower shall pay to the Bank as from time to time specified by the Bank such additional amounts as shall be sufficient to compensate the Bank for each reduced return relating to its commitments to make such loans hereunder, together with interest on each such amount from the date required to be paid until payment in full thereof at the rate set forth in Section 2.5(a). A certificate of an officer of the Bank setting forth the amount to be paid to it hereunder and setting forth the basis for the calculations shall, in the absence of manifest error, be prima facie evidence thereof. Anything in this Section 2.9 to the contrary notwithstanding, the foregoing provisions hereof shall not apply in the case of any additional cost, reduction, payment or foregone interest or other sum resulting from or arising as a consequence of any taxes charged upon or by reference to the overall net income, profits or gains of the Bank.


                       SECTION 3 - PAYMENT AND PREPAYMENT

        3.1 SCHEDULE PAYMENTS. The Borrower agrees to pay all amounts due under the Revolving Credit Note on the dates when due.

        3.2 MANDATORY PREPAYMENT OF REVOLVING CREDIT NOTE. If at any time at the end of any week the Maximum Available Funds at such time shall be less than the aggregate outstanding principal balance of all Revolving Credit Loans then outstanding hereunder, the Borrower shall immediately repay to the Bank an amount equal to such difference within five (5) days after the end of such week.

        3.3 VOLUNTARY PREPAYMENT. The Borrower may, at its option, prepay the Revolving Credit Note in whole or in part at any time and from time to time without premium or penalty. Any prepayment in full of the Note shall be made together with accrued interest on the amount prepaid to the date of such prepayment and all costs and expenses chargeable by the Bank in respect of Obligations of the Borrower hereunder or under the Bank Agreements. Unless the Borrower otherwise indicates to the Bank the manner of application of any prepayment or other payment by written instruction signed by an Authorized Officer, the Bank may apply any payments received hereunder to the Obligations in such order and manner as the Bank shall determine.

        3.4 CURRENCY. All payments and prepayments provided for under this Agreement shall be made in lawful United States of America currency in immediately available funds or in such other manner as the Bank may agree upon in writing.

        3.5 FORM AND TERMS OF PAYMENT. All payments by the Borrower of principal or interest on the Revolving Credit Note shall be made without set-off or counterclaim at the office of the Bank located at 3003 Tasman Drive, Santa Clara, California 95054 or at such other address as the Bank may from time to time appoint. All payments of principal (whether at maturity or upon acceleration) and interest shall be made in immediately available, freely transferable funds not later than 12:00 p.m., Santa Clara, California time on the date that such payment is due. If any payment of principal or interest on the Revolving Credit Note shall become due on any date which is not a Banking Day, such payment shall be made on the next preceding Banking Day and such extension of time shall in such case be included in computing interest in connection with such payment.

                   SECTION 4 - REPRESENTATIONS AND WARRANTIES

        In order to induce the Bank to enter into this Agreement and make the Revolving Credit Loans as contemplated hereby, the Borrower hereby makes the following representations and warranties, which shall survive the execution and delivery hereof and of the Bank Agreements:

        4.1 EXISTENCE, GOOD STANDING, ETC. The Borrower and each of its Subsidiaries is validly organized, legally existing and in good standing under the laws of its jurisdiction of organization set forth on SCHEDULE 4.1 hereto and has the power to own its properties and conduct its business as now conducted and as proposed to be conducted by it. Certified copies of the charter documents and By-Laws of the Borrower and each of its Subsidiaries have been previously delivered to the Bank and are true, accurate and complete as of the date hereof.

        4.2 PRINCIPAL PLACE OF BUSINESS; LOCATION OF RECORDS. The principal place of business and chief executive office of the Borrower is 8 New England Executive Park, Burlington, Massachusetts 08103. The principal place of business and chief executive office of each of the Borrower's Subsidiaries is set forth on SCHEDULE 4.2 hereto. All of the books and records or true and complete copies thereof relating to the accounts and contracts of the Borrower and its Subsidiaries are at such locations and will be kept at such locations until such time as the Borrower has provided the Bank fifteen (15) days prior written notification of a change of such location.

        4.3 QUALIFICATION. The Borrower and each of its Subsidiaries is duly qualified, licensed and authorized to do business and is in good standing as a foreign corporation in each jurisdiction where its ownership or leasing of properties or the conduct of its business requires it to be qualified, except where a failure to so qualify will not have a material adverse affect on the Borrower or any Subsidiary, and all of such jurisdictions are listed on SCHEDULE 4.3.

        4.4 SUBSIDIARIES. Except as set forth on SCHEDULE 4.4, the Borrower is not engaged in any joint venture or partnership with any other person, firm or corporation, and has no Subsidiaries. All Subsidiaries listed on SCHEDULE 4.4 are wholly-owned by the Borrower.

        4.5 CORPORATE AUTHORITY. The execution, delivery and performance of this Agreement, the Revolving Credit Note, the Security Documents, all other Bank Agreements and other documents delivered or to be delivered by the Borrower to the Bank, and the occurrence of Indebtedness to the Bank hereunder or thereunder, now or hereafter owing,

        (a) are within the corporate powers of the Borrower having been duly authorized by its Board of Directors and, if required by law, by its charter documents, by its officers, and/or by its stockholders;

        (b) do not require any approval or consent of, or filing (other than filing financing statements and filing with the United States Patent and Trademark Office) with, any governmental agency or other Person (or such approvals and consents have been obtained and delivered to the Bank) and are not in contravention of the terms of the charter documents or by-laws of the Borrower or any amendment thereof;

        (c) do not and will not (i) result in a breach of or constitute a material default under any indenture or loan or credit agreement or any other material agreement, lease or instrument to which the Borrower is a party or by which the Borrower or its properties are bound or affected; (ii) result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge or encumbrance of any nature on any property now owned or hereafter acquired by the Borrower except as provided in the Bank Agreements; or (iii) result in a material violation of or material default under any law, rule, regulation, order, writ, judgment, injunction, decree, determination, award, indenture, agreement, lease or instrument now in effect having applicability to the Borrower or to its properties.

     4.6  Valid and Binding Obligations.  This Agreement, the Revolving
Credit Note, the Security Documents and all the other Bank Agreements executed by the Borrower in connection herewith and therewith constitute, or will constitute when delivered, the valid and binding obligations of the Borrower, enforceable against it in accordance with their respective judgment.

     4.7  Intentionally Omitted.

     4.8 Payment of Taxes. The Borrower and each of its Subsidiaries has filed all federal tax returns required by law to be filed by it and all state tax returns required by law to be filed in the state of organization in which it is qualified or licensed to do business. The Borrower and each of its Subsidiaries has paid all taxes, assessments and other governmental charges shown with respect to any such tax returns or otherwise levied upon any of their properties, assets, income or franchises, other than those not yet delinquent and those not substantial in aggregate amount, being or about to be contested as provided in Section 9.2(b). The proceedings or other actions which are still pending or open have been taken for the assessment or collection of any taxes for any period for which federal or state income tax returns have been filed. The charges, accruals and reserves on the books of the Borrower and all of its Subsidiaries in respect of taxes for all fiscal periods are adequate under GAAP, and neither the Borrower nor any Subsidiary knows of any unpaid assessment for additional taxes in any fiscal period.

     4.9  Financial Statements.

        (a) The Borrower has furnished the Bank with (i) the Consolidated balance sheets of the Borrower and its Subsidiaries for the annual fiscal years ended June 30, 1993,

1994 and 1995 and the Consolidated statements of operations, shareholders' equity and changes in cash flow for the years then ended, together with the supporting schedules listed in the index accompanying such financial statements, such Consolidated statements having been audited by the Borrower's independent certified public accountants, and (ii) Consolidated unaudited balance sheets of the Borrower and its Subsidiaries and unaudited income and cash flow statements for the nine-month period ended March 31, 1996. A copy of such financial statements is attached hereto as SCHEDULE 4.9.

        (b) Such financial statements present the cash flow of Borrower and its Subsidiaries as of such dates and the results of operations and the changes in cash flow for the years then ended, and the balance sheets included in such audited Consolidated financial statements reflect all material liabilities at such dates, all in conformity with GAAP.

        (c) The Borrower has filed all forms, reports and documents with the Securities and Exchange Commission ("SEC") required to be filed by it pursuant to the federal securities laws and the SEC rules and regulations thereunder, all of which complied in all material respects with all applicable requirements of the Securities Exchange Act of 1934 (collectively, the "SEC Reports"). None of the SEC Reports which are subject to Section 10(b) of the Securities and Exchange Act of 1934, including, without limitation, any financial statements or schedules included therein, at the time filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     4.10 Capitalization. SCHEDULE 4.10 lists the total number of shares of capital stock of the Borrower currently outstanding together with a list of all of the record and beneficial owners of more than 5% of the Borrower's issued and outstanding capital stock (including the number of shares and percentage interest held by each such owner) as well as a list of the record and beneficial owners (and the number of shares and percentage ownership interest held by each such owner) of all of the presently issued and outstanding shares of capital stock of the each of the Borrower's Subsidiaries. The Borrower and each such Subsidiary, as the case may be, has received the consideration for which such stock was authorized to be issued and has otherwise complied with all legal requirements relating to the authorization and issuance of shares of stock and all such shares are validly issued, fully paid and non-assessable. Neither the Borrower nor any of its Subsidiaries has any other capital stock of any class outstanding. As of the date hereof, and except as set forth on
SCHEDULE 4.10, (i) there are no outstanding commitments, warrants, options or other obligations which require the Borrower to issue any shares of its capital stock or any security exchangeable for or convertible into shares of such capital stock, and (ii) neither the Borrower nor any of its Subsidiaries has any obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof.

     4.11 CHANGES IN CONDITION. Except as set forth on SCHEDULE 4.11 hereto, since March 31, 1996, there has been no material adverse change in the business or assets or in the condition, financial or otherwise, of the Borrower and its Subsidiaries and the Borrower has not entered into any transaction outside of the ordinary course of business which is material to the Borrower. Neither the Borrower nor any Subsidiary has any known contingent liabilities of any material amount which are not referred to in the financial statements attached as Schedule 4.9.

     4.12 ASSETS. The Borrower and each of its Subsidiaries has good and marketable or merchantable title to all of its respective properties and assets, including the properties and assets reflected in the financial statements listed on SCHEDULE 4.9 hereto, and such properties and assets are not subject to any lien, charge, mortgage, pledge, security interest or encumbrances, except for (i) liens, charges and encumbrances described on
SCHEDULE 4.12 and permitted by Section 9.2 hereof, and (ii) assets sold, abandoned or otherwise disposed of in the ordinary course of business.

     4.13 LITIGATION. Except as set forth on SCHEDULE 4.13 hereto, there is no action, proceeding or investigation pending, or to the knowledge of the Borrower, threatened before any federal, state, provincial or municipal board or other governmental regulatory body or administrative agency, which involves a material risk of any judgment or liability not fully covered by insurance which may have a material adverse effect on the business or assets or in the prospects or condition (financial or otherwise) of the Borrower or any of its Subsidiaries, or which questions the validity of this Agreement or the Revolving Credit Note or any action taken or to be taken pursuant hereto or thereto, and no judgment, decree, or order of any federal, state, provincial or municipal court, board or other governmental or administrative agency has been issued against the Borrower or any Subsidiary which has, or in the Borrower's opinion in the exercise of its reasonable business judgment, may have a material adverse effect on the business or assets or on the prospects or condition (financial or otherwise) of the Borrower or any of its Subsidiaries.

     4.14 PENSION PLANS. As of the date hereof, except as described on
SCHEDULE 4.14, neither the Borrower nor any of its Subsidiaries has any Pension Plan subject to the minimum funding or termination insurance provisions of the Pension Reform Act.

     4.15 OUTSTANDING INDEBTEDNESS; AFFILIATE TRANSACTIONS.

        (a) The outstanding amount (in excess of $500,000) of (i) all Investments and (ii) Indebtedness for borrowed money, including Capital Lease obligations, of the Borrower and each of its Subsidiaries and as of the date hereof, is correctly set forth on Schedule 4.15 hereto, and said Schedule correctly describes all security interests securing such indebtedness.

        (b) Except as otherwise set forth on Schedule 4.15, none of the officers, directors, or employees of the Borrower or any of its Subsidiaries is presently a party to any transaction with any Affiliate of the Borrower or any of its Subsidiaries (other than for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the knowledge of the Borrower, any corporation, partnership, trust or other entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

     4.16 Patents, Trademarks, Copyrights and Licenses. The Borrower and each of its Subsidiaries owns, licenses or has rights to all material licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, and trade names necessary to continue to conduct its business as heretofore conducted by it, now conducted by it and proposed to be conducted by it. Each patent, patent application or registered trademark or copyright is listed, together with Patent and Trademark Office application or registration numbers, on Schedule 4.16 hereto. The Borrower and each of its Subsidiaries conducts its respective business without knowing infringement or known claim of infringement of any license, patent, copyright, service mark, trademark, trade name, trade secret or other intellectual property right of others that would have a material adverse effect on the business or assets of the Borrower. To the best knowledge of the Borrower, there is no claim of infringement by others of any license, patent, copyright, service mark, trademark, trade name, trade secret or other intellectual property right of the Borrower or any of its Subsidiaries.

     4.17 Environmental Matters. Except as disclosed on Schedule 4.17:

        (a) (i) Neither the Borrower nor any of its Subsidiaries has ever generated, transported, used, stored, treated, disposed of, or managed any hazardous waste; (ii) to the Borrower's knowledge upon due inquiry, no Hazardous Material has ever been or is threatened to be spilled, released, or disposed of at any site presently or formerly owned, operated, leased, or used by the Borrower or any of its Subsidiaries, or has ever come to be located in the soil or groundwater at any such site; (iii) to the Borrower's knowledge upon due inquiry, no Hazardous Material has ever been transported from any site presently or formerly operated, leased, or used by the Borrower or any of its Subsidiaries for treatment, storage, or disposal at any other place; (iv) to the Borrower's knowledge upon due inquiry, neither the Borrower nor any of its Subsidiaries presently owns, operates, leases, or uses, nor has the Borrower or any of its Subsidiaries previously owned, operated, leased, or used any site on which underground storage tanks are or were located; and (v) to the Borrower's knowledge upon due inquiry, no lien has ever been imposed by any governmental agency on any property, facility, machinery, or equipment owned, operated, leased, or used by the Borrower or any of its Subsidiaries in connection with the presence of any Hazardous Material.

        (b) (i) Neither the Borrower nor any of its Subsidiaries has any liability under, nor has the Borrower or any of its Subsidiaries ever violated, any Environmental Laws; (ii) to the Borrower's knowledge upon due inquiry, the Borrower, each of the Borrower's Subsidiaries, any property owned, operated, leased, or used by the Borrower or any of its Subsidiaries and any facilities and operations thereon are presently in compliance with all applicable Environmental Laws; (iii) neither the Borrower nor any of its Subsidiaries has ever entered into or been subject to any judgment, consent decree, compliance order, or administrative order with respect to any environmental or health and safety matter or received any request for information, notice, demand letter, administrative inquiry, or formal or informal complaint or claim with respect to any environmental or health and safety matter or the enforcement of any Environmental Law; and (iv) neither the Borrower nor any of its Subsidiaries has any knowledge that any of the items enumerated in clause (iii) of this paragraph will be forthcoming.

        (c) To the Borrower's knowledge upon due inquiry, no site owned, operated, leased, or used by the Borrower or any of its Subsidiaries contains any asbestos or asbestos-containing material, any polychlorinated biphenyls ("PCBs") or equipment containing PCBs, or any urea formaldehyde foam insulation.

        (d) The Borrower has provided to the Bank copies of all documents, records, and information available to the Borrower and/or any of its Subsidiaries concerning any environmental or health and safety matter relevant to the Borrower and/or any of its Subsidiaries, whether generated by the Borrower, any of Borrower's Subsidiaries, or others, including, without limitation, environmental audits, environmental risk assessments, site assessments, documentation regarding off-site disposal of Hazardous Materials, spill control plans and reports, correspondence, permits, licenses, approvals, consents, and other authorizations related to environmental or health and safety matters issued by any governmental agency.

     4.18 Intentionally Omitted.

     4.19 Regulation U, etc. The Borrower does not own, nor does it have any present intention of acquiring, any "margin stock" within the meaning of Regulation U (12 CFR Part 221) of the Board of Governors of the Federal Reserve System (herein called "margin stock"). None of the proceeds of the Revolving Credit Loan will be used, directly or indirectly, by the Borrower for the purpose of purchasing or carrying, or for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry, any margin stock or for any other purpose which might constitute the transactions contemplated hereby a "purpose credit" within the meaning of said Regulation U, or cause this Agreement to violate Regulation U, Regulation T, Regulation X, or any other regulation of the Board of Governors of the Federal Reserve System or under the Securities Exchange Act of 1934. If requested by the Bank, the Borrower agrees that it will promptly furnish the Bank with a statement in conformity with the requirements of Federal Reserve Form U-1 referred to in said Regulation U.

     4.20 Foreign Credit Restraints. Neither the Revolving Credit Loan, nor the use directly or indirectly of all or any portion of the proceeds thereof, will violate or result in a violation of any provision of any applicable statute, regulation or order of, or any restriction imposed by, the United States of America or by any unauthorized official, board, department, instrumentality or agency thereof relating to the control of foreign or overseas lending or investment.

     4.21 Employee Retirement Income Security Act of 1974. All plans ("Plans") of a type described in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), in respect of which the Borrower or any of its Subsidiaries is an "Employer," as defined in Section 3(5) of ERISA, are in substantial compliance with ERISA, and none of such Plans is insolvent or in reorganization, has an accumulated or waived funding deficiency within the meaning of Section 412 of the Internal Revenue Code of 1986, as amended, and neither the Borrower nor any of its Subsidiaries has incurred any material liability (including any material contingent liability) to or on account of any such Plan pursuant to sections 4062, 4063, 4064, 4201 or 4204 of ERISA; and no proceedings have been instituted to terminate any such Plan, and no condition exists which presents a material risk to the Borrower or any of its Subsidiaries of incurring a liability to or on account of any such Plan pursuant to any of the foregoing Sections of ERISA.

     4.22 Compliance with Applicable Laws and Regulations. The Borrower and each of its Subsidiaries is in compliance with all federal, state and local laws and regulations and all requirements of all governmental bodies or agencies having jurisdiction over it, the conduct of its business, the use of its properties and assets, and all premises occupied by it except where the failure so to comply would not have a material adverse effect upon the business, operations, affairs, condition (financial or other), properties or prospects of the Borrower or any of its Subsidiaries. Without limiting the foregoing, the Borrower and each of its Subsidiaries has all franchises, licenses, permits, certificates and other authorizations as are necessary in order to conduct its respective business and use its properties and all premises occupied by it (as now conducted, owned and used or as proposed to be conducted, owned and used) without incurring any material liability. Neither the Borrower nor any of its Subsidiaries has received any notice, not heretofore complied with, from any federal, state or local authority or any insurance or inspecting body that any of its properties, facilities, equipment or business procedures or practices fails to comply with any applicable law, ordinance, regulation, license, permit, authorization or any other requirement of any such authority or body.

     4.23 No Violation. Neither the Borrower nor any of its Subsidiaries is in violation of any term of its respective charter or by-laws, or of any instrument, contract, or agreement to which it is a party or of any judgment, decree, order, statute, rule or governmental regulation which is applicable to it and which violation may have a material adverse effect upon its condition (financial or other) business, operations, properties or prospects.

     4.24 Disclosure. This Agreement does not contain any untrue statement of material fact or omit to state a material fact necessary to make the statements contained herein, in light of the circumstances under which they are made, not misleading. There is no fact known to the Borrower and not disclosed to the Bank which materially, adversely affects, or could, in the Borrower's opinion in the exercise of its reasonable business judgment, materially, adversely affect, the business, operations, affairs, prospects or condition (financial or other ) of the Borrower or any of its properties or assets.

     4.25 Security Documents. Each of the Security Documents is in full force and effect and all necessary continuation statements with respect to all financing statements have been filed as required by law in order to maintain the validity and enforceability of the security interest covered by each of the Security Documents.

                        SECTION 5 - CONDITIONS PRECEDENT

     5.1 Conditions Precedent to Initial Revolving Credit Loan. The obligations of the Bank to enter into and carry out the terms of this Agreement are subject to the following conditions, and on or before the date of execution hereof, all of the following conditions precedent shall have been satisfied:

        (a) Documents. The Bank shall have received each of the following documents, in form and substance reasonably satisfactory to the Bank and its counsel or in the form attached hereto as an Exhibit, as the case may be:

                (i) Note. The Revolving Credit Note, duly executed by the Borrower;

                (ii) Security Documents. Each of the Security Documents shall be in full force and effect, it being acknowledged and agreed that, except as set forth below in (iii), nothing contained herein shall modify, amend, restrict, or limit in any respect the validity and continued enforceability of each of the Security Documents.

                (iii) Amendment to Pledge Agreement. Schedule I to the Pledge
                      Agreement is hereby amended by adding each of B.C. Acquisition Corp. and Bachmann Spain S.L. as a Subsidiary of the Borrower, and all of the outstanding shares of capital stock of each of the foregoing shall constitute "Subsidiary Shares" and "Pledged Collateral" for purposes of the Pledge Agreement.

                (iv) Certificate of Corporate Action. Certificate of the Clerk or Assistant Clerk of the Borrower, dated the date hereof, certifying as to the resolutions of the Board of Directors of the Borrower authorizing the consummation of the transactions contemplated hereby and the execution and delivery of the Bank Agreements to which the Borrower is a party and the other documents to be delivered by the Borrower pursuant to this Agreement and the names and true signatures of the officers of the Borrower authorized to do so;

                (v) Corporate Documents. Copies of the Articles of Organization of the Borrower certified as true and correct by the Secretary of State of its jurisdiction of incorporation, and the By-Laws of the Borrower certified as true and correct by the Clerk or Assistant Clerk of the Borrower;

                (vi) Good Standing Certificate. Long-Form Good Standing Certificate with respect to the Borrower from the Secretary of State of its jurisdiction of incorporation and from the Secretary of State of jurisdictions in which the Borrower is qualified to do business as a foreign corporation, each of which shall be dated as of a recent date;

                (vii) Tax Payment Certificate. A Certificate as to the Tax Good Standing of the Borrower from the taxing authority in the state of the Borrower's jurisdiction of incorporation within thirty (30) days of the Closing. At the Closing, the Treasurer of the Borrower shall deliver a certificate certifying as to the payment of all taxes in the Borrower's jurisdiction of incorporation and in each jurisdiction in which the Borrower is qualified to do business;

                (viii) Insurance. Evidence of all insurance required to be obtained by the Borrower hereunder and under the Security Agreement;

                (ix) Lien Searches. The Bank shall have received the results of a UCC, bankruptcy, tax lien and docket search for the Borrower in its jurisdiction of incorporation and in the jurisdiction where Borrower maintains its principal place of business and from the U.S. Patent and Trademark Office, indicating no liens other than liens permitted under Section 9.2 hereof; and

        (c) No Default, etc. On the date of each Revolving Credit Loan hereunder, after giving effect to the Revolving Credit Loan or Loans to be made on any date, no Event of Default specified in Section 10.1 hereof, nor any event which with the giving of notice or lapse of time or both would constitute such an Event of Default, shall have occurred and be continuing.

        (d) Legality. The making of the requested Revolving Credit Loan shall not be prohibited by any law or governmental order or regulation applicable to the Bank or to the Borrower and all necessary consents, approvals and authorizations of any Person for any such Revolving Credit Loan shall have been obtained.

        (e) Supplementary Opinions. With respect to any Revolving Credit Loan made hereunder subsequent to the first such Revolving Credit Loan, if requested by the Bank, the Bank shall have received at its address set forth in Section 13.2, an opinion, in form and substance reasonably satisfactory to the Bank and special counsel for the Bank, of counsel for the Borrower, dated the date of such subsequent borrowing as to such matters reasonably requested by the Bank.

        (f) Other Information and Action. All other information which the Bank or special counsel for the Bank may reasonably have requested in connection with the transactions contemplated by this Agreement (such information to be certified by the proper officers of the Borrower or governmental authority) and all actions the Bank may deem reasonably desirable in order to perfect and protect any pledge, assignment or security interest granted in favor of the Bank or to enable the Bank to exercise its rights and remedies hereunder shall have been only provided or taken.

                       SECTION 6 - REPORTING REQUIREMENTS

     6.1 Financial Statements.

        (a) As soon as available, but in any event within thirty (30) days after the end of each fiscal month of the Borrower, the Borrower shall deliver to the Bank duplicate original copies of a Consolidated balance sheet of the Borrower and its Subsidiaries, together with an income statement and cash flow statement of the Borrower and its Subsidiaries for such monthly period and for the period commencing at the beginning of the then current fiscal year and ending with the end of such month, together with a certification by the chief financial officer of the Borrower that such financial statements fairly represent the financial condition of the Borrower and its Subsidiaries as at the dates indicated.

        (b) As soon as available, but in any event within one hundred twenty
(120) days after the end of each fiscal year of the Borrower, the Borrower shall furnish to the Bank duplicate originals of the Consolidated audited balance sheet of the Borrower and its

                (x)     Guaranty Agreement. A Guaranty Agreement in
                       substantially the form attached hereto as Exhibit F (the "Guaranty Agreement") pursuant to which the Borrower shall guarantee the obligations of Cadre Technologies, Inc. to the Bank.

        (b) Bank Expenses. The Borrower shall have paid all of the Bank's reasonable attorney's fees and reasonable disbursements incurred in connection with this Agreement, the Security Documents, the Note and all other Bank Agreements, and the transactions contemplated hereby and thereby.

        (c) Accounts Receivable Examination. The Bank or its agents or representatives shall have conducted and completed an examination of the Accounts Receivable of the Borrower and the results of such examination shall be reasonably satisfactory to the Bank.

        (d) Filings, Registration and Recordings:

                (i) Any documents (including, without limitation, financing statements) required to be filed, and any other actions required to be taken, under or in connection with any of the Security Documents in order to create, in favor of the Bank, a perfected security interest in the Collateral thereunder shall have been properly filed or taken, as the case may be, and the Bank shall have received evidence satisfactory to it of each such filing, registration, recordation or other action and satisfactory evidence of the payment of any necessary fee, tax or expense relating thereto.

                (ii) It is acknowledged that, upon and subject to the Merger, the Borrower intends to change its corporate name to "Cayenne Software, Inc." The Borrower hereby covenants and agrees that, in accordance with the Security Documents, and prior to effecting such name change, the Borrower will arrange for the preparation, execution, delivery, filing and recordation of such documents as may be required in order to continue the perfection of the Bank's security interest in the collateral under the Security Documents (including, without limitation, UCC-3 Financing Statements and amendments to the patent License Agreement and the Trademark License Agreement, for filing in the appropriate UCC filing offices, the U.S. Patent Office, and the U.S. Copyright Office) and the Bank shall have received evidence satisfactory to it of such filing, registration, recordation, or other action, as well as satisfactory evidence of the payment of any necessary fee, tax or expense relating thereto.

        (e) Valid Pledge. The Bank shall have received certificates representing all of the outstanding capital stock of each of B.C. Acquisition Corp. and Bachman Spain S.L. in pledge to the Bank under and in accordance with the Pledge Agreement, together with an undated stock power executed in blank for each such certificate. The Borrower hereby covenants and agrees to use its reasonable best efforts to effect the perfection of the pledge to the Bank under the Pledge Agreement of the shares of capital stock of Bachman Spain S.L. within forty-five (45) days from the date hereof.

     5.2 Conditions Precedent to All Revolving Credit Loans. The obligations of the Bank to make Revolving Credit Loans to the Borrower hereunder (including the initial Revolving Credit Loan) are subject to the following conditions, and on or before the date of making such Revolving Credit Loans, all of the following conditions precedent shall have been satisfied:

        (a) BORROWING DOCUMENTS. The Bank shall have received each of the following documents, in form and substance reasonably satisfactory to the Bank and its counsel or in the form attached hereto as an Exhibit, as the case may be:

                (i) A Borrowing Request, dated as of such date, substantially in the form attached hereto as Exhibit b;

                (ii) A Borrowing Base Certificate, dated as of such date, substantially in the form attached hereto as Exhibit C;

                (iii) A Compliance Certificate, dated as of such date,
                      substantially in the form attached hereto as Exhibit D;

       (b) Representations and Warranties. As of the date of making such Revolving Credit Loan or Loans, (i) the representations and warranties herein and those made for and on behalf of the Borrower herein or in any other Bank Agreement shall be true and correct in all respects as of such date with the same force and effect as if made at and as of such time, and (ii) the Borrower shall be in compliance with all of the terms and provisions set forth herein on its part to be observed or performed on or prior to such date. Each request for a Revolving Credit Loan hereunder shall be accompanied by a Borrowing Request in accordance with Section 2.3 and shall constitute a representation and warranty by the Borrower to the Bank that all of the conditions specified in
Section 5 have been satisfied as of the date of each such Revolving Credit Loan.

Subsidiaries as of the end of such fiscal year and the related statements of operations and shareholders' equity and changes in cash flow of the Borrower and its Subsidiaries for such fiscal year and setting forth in comparative form the figures for the previous fiscal year, all in form reasonably acceptable to the Bank and in each case accompanied by an opinion of an independent certified public accountant reasonably acceptable to the Bank (it being acknowledged that Coopers & Lybrand, the Borrower's current auditors, are acceptable to the
Bank), such opinion to be without material adverse qualification or comment and shall state that such financial statements have been prepared in accordance with GAAP applied on a basis consistent with that of the preceding fiscal year and that the audit by such accountants in connection with such financial statements has been made in accordance with GAAP relating to reporting.

               (c) Promptly upon receipt thereof, the Borrower shall deliver to the Bank duplicate copies of all financial statements and auditors' reports thereon submitted to the Borrower by independent public accountants in connection with each interim or special financial audit of the Borrower made by such accountants.

        6.2  Accounts Receivable Aging Reports.

        As soon as available, but in any event within five (5) business days of the end of each week, the Borrower shall deliver to the Bank an accounts receivable aging report setting forth the Eligible Domestic Accounts Receivable and Eligible International Accounts Receivable, in form and substance satisfactory to Bank.

        6.3  Borrowing Base Certificate.

        As soon as available, but in any event within five (5) business days after the end of each week, the Borrower shall deliver to the Bank duplicate original copies of a Borrowing Base Certificate in the form of Exhibit C hereto, for the Borrower for the then previous week as of the end of such week; the Eligible Domestic Accounts Receivable and Eligible International Accounts Receivable to be used in the calculation of the Borrowing Base which in turn will be used as the basis for determining the amount of Revolving Credit Loans, if any, for the next succeeding week or until the Bank shall have received another Borrowing Base Certificate in the form of Exhibit C, whichever is sooner. The Borrowing Base Certificate shall be appropriately completed and duly signed and certified by the chief financial officer as being complete and correct with respect to the amount of, and payments on, the Eligible Domestic Accounts Receivable and the Eligible International Accounts Receivable, and the calculations of the Borrowing Base, all in such detail, and accompanied by such supporting information and certifications as the Bank may from time to time reasonably request.

        6.4 Compliance Certificate. Together with the financial statements delivered pursuant to Section 6.1(a) and (b) above, the Borrower shall deliver to Bank duplicate original copies of a Compliance Certificate substantially in the form of Exhibit D hereto executed and completed by the chief financial officer of the Borrower, in form and substance reasonably satisfactory to the Bank: (1) stating that the signer has reviewed the terms of this Agreement and the Bank Agreements, and has made, or caused to be made under their supervision, a review in reasonable detail of the transactions and condition of the Borrower during the accounting period covered by such financial statements, and that such review has not disclosed the existence during or at the end of such accounting period, and that the signer does not have knowledge of the existence as at the date of the Compliance Certificate, of any condition or event which constitutes an Event of Default, or, if any such condition or event existed or exists, specifying the nature and period of existence thereof and what action the Borrower has taken, is taking and proposes to take with respect thereto; (2) demonstrating in reasonable detail compliance during and at the end of the applicable accounting period with the provisions set forth in Section 7, Section 8 and Section 9, and (3) stating that such financial statements present fairly the financial position of the Borrower and its Subsidiaries as at the dates indicated and the results of their operations and changes in their financial position for the periods indicated in conformity with GAAP.

        6.5 Notice of Defaults. As soon as possible, and in any event within five (5) business days after the Borrower has knowledge of the occurrence of any and each Default, the Borrower shall furnish the Bank with the statement of an Authorized Officer setting forth details of such Default and the action which the Borrower has taken or proposes to take with respect thereto.

        6.6 Notice of Litigation. Promptly after the commencement thereof, the Borrower shall furnish the Bank written notice setting forth full particulars of any action, suit, proceeding or investigation threatened or pending before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting the borrower or any Subsidiary, which, if adversely determined, could materially adversely affect the condition (financial or other), business, operations or prospects of the borrower or any of its subsidiaries; and, if any material developments, not previously disclosed by the Borrower to the Bank in writing, shall occur in any such action, suit, proceeding or investigation, the Borrower will (in each such case) promptly furnish or cause to be furnished to the Bank a written notice setting forth full particulars of each such development.

        6.7 Reportable Events. At any time that the Borrower has a Pension Plan, the Borrower shall furnish to the Bank, as soon as possible, but in any event within thirty (30) days after the Borrower knows or has reason to know that any Reportable Event with respect to any Pension Plan has occurred, the statement of the president or treasurer of the Borrower setting forth the details of such Reportable Event and the action which the Borrower has taken or proposes to take with respect thereto, together with a copy of the notice of such Reportable Event to the Pension Benefit Guaranty Corporation.

        6.8 Annual Pension Reports. At any time that the Borrower has a Pension Plan, the Borrower shall furnish to the Bank, promptly after the filing thereof with the Secretary of Labor or the Pension Benefit Guaranty Corporation, copies of each annual report which is filed with respect to each such Pension Plan for each such plan year, including:

                (a) a statement of assets and liabilities of such Pension Plan as of the end of such plan year and statements of changes in fund balance and in financial position, or a statement of changes in net assets available for plan benefits, for such plan year,

                (b) an opinion of an independent certified public accountant of recognized standing acceptable to the Bank relating to such Pension Plan to the extent that any such opinion for the Pension Plan is required by law, and

                (c) an actuarial statement of such Pension Plan applicable to such plan year, together with an opinion of an enrolled actuary of recognized standing acceptable to the Bank, to the extent that any such statement and/or opinion for the Pension Plan is required by law.

        6.9 Public Reporting. promptly upon their becoming available, the Borrower shall provide to the Bank duplicate copies of all financial statements, reports, notices and proxy statements sent by the Borrower to shareholders, and of all annual, periodic or special reports or registration statements filed by the Borrower with any securities exchange or with the Securities and Exchange Commission or any governmental authority succeeding to any of its functions.

        6.10 Notice of Amendment to Corporate Documents. In the event that any amendment to the Articles of Organization, other charter documents or by-laws (as the case may be) of the Borrower shall be proposed to be adopted, the Borrower shall, within fifteen (15) days prior to the proposed date of the adoption of such amendment, furnish or ???? to be furnished to the Bank a true and complete copy of such amendment.

        6.11 Place of Business. The Borrower will notify the Bank (i) at least fifteen (15) days prior to the occurrence of any changes in the place of business of the Borrower or any of its Subsidiaries from the places of business disclosed pursuant hereto or in the Bank Agreements and (ii) of any additional places of business which may arise hereafter.

        6.12 Change in Officers or Directors. The Borrower will notify the Bank in writing if there occur any changes in the present officers or directors of the Borrower.

        6.13 Miscellaneous. The Borrower shall provide the Bank with such other information as the Bank may from time to time reasonably request respecting the business, properties, condition or operations, financial or otherwise, of the Borrower.

                        SECTION 7 - FINANCIAL COVENANTS

        On and after the date hereof, until all of the Obligations shall have been paid in full and so long as the Revolving Credit Loans shall remain available to the Borrower, the Borrower hereby agrees to comply, in addition to all other covenants contained herein, on a Consolidated basis, with the following covenants:

        7.1 Profitability (tested and reported quarterly). Borrower shall report Consolidated Net Losses of not more than ($1,400,000) for the third fiscal quarter ending 3/31/96 and (i) in the event the Merger has not yet been consummated, Consolidated Net Income of at least $250,000 for the fourth fiscal quarter ending 6/30/96; or (ii) in the event the Merger has been consummated, Consolidated Net Losses of not more than ($7,000,000) for the fourth fiscal quarter ending 6/30/96.

        7.2  Tangible Net Worth. [Intentionally Omitted].

        7.3 Liquidity (tested and reported monthly). The Borrower shall maintain, on a Consolidated basis, minimum Liquidity of at least $7,500,000, tested at each month end. "Liquidity" shall mean cash and cash equivalents (which shall mean and refer to the items listed in Section 9.3(a) hereof) plus any Accounts Receivable less Indebtedness to the Bank; provided, however, that the following shall be excluded for purposes of this Section 7.3: any Accounts Receivable purchased, or subject to purchase, by the Bank under a factoring agreement with the Borrower or any subsidiary; and any Indebtedness of the Borrower or any Subsidiary to the Bank in respect of obligations under a factoring agreement with the Bank.

                       SECTION 8 - AFFIRMATIVE COVENANTS

        On and after the date hereof, until all of the Obligations shall have been paid in full and so long as the Revolving Credit Loans shall remain available to the Borrower, the Borrower covenants that it will comply with the following covenants and provisions:

        8.1 Taxes: ERISA and Other Obligations. The Borrower will (and will cause each of its Subsidiaries to) (i) duly pay and discharge, or cause to be paid and discharged, before the same shall become in arrears, all material taxes, assessments and other governmental charges imposed upon it and its properties, sales and activities, or upon the income or profits therefrom, as well as any material claims for labor, materials, or supplies which if unpaid might by law become alien or charge upon its properties; provided, however, that the Borrower (and its Subsidiaries) shall not be required to pay and discharge any such tax, assessment or other governmental charges so long as the validity thereof shall be contested in good faith by appropriate proceedings, an adequate reserve for the payment thereof is established on its books in accordance with GAAP, and the Borrower shall (and shall cause its Subsidiaries to) pay such tax, assessment or other governmental charges before any taxing authority files any liens with respect thereto and (ii) promptly pay or cause to be paid when due or in conformance with customary trade terms (but not later than one-hundred twenty

(120) days from the due date in the case of trade debt unless there exists between the Borrower (or its Subsidiaries, as the case may be) and the trade creditor an agreement which, without creating a default thereunder, provides for a longer payment term), all material lease obligations, and all other material Indebtedness incident to the operations of the Borrower (or its Subsidiaries, as the case may be ). The Borrower shall (and shall cause its Subsidiaries to) cause all applicable tax returns and all amounts due thereunder to be filed and paid when due, as the case may be, in order to maintain its good standing with the Internal Revenue Service, state and local and foreign tax authorities. Without limiting the scope of the foregoing, the Borrower will satisfy, or cause to be satisfied, the minimum annual funding standard, within the meaning of ERISA, for any employee benefit plan established or maintained by the Borrower which is subject to such act and the Borrower will not permit any tax or penalty to be incurred by it as a result of any failure to satisfy any such minimum funding requirement or as a result of any violation of the provisions of Section 4975 of the Internal Revenue Code of 1986, as amended, or of any regulations thereunder.

        8.2 Maintenance of Property; Leases. The Borrower shall (and shall cause its Subsidiaries to) maintain its properties in good repair and working order, ordinary wear and tear and damage by insured casualty excepted, and in compliance with applicable laws and regulations. The Borrower shall (and shall cause its Subsidiaries to) replace and improve its properties as necessary for the conduct of its business and to maintain compliance with applicable laws. The Borrower shall (and shall cause its Subsidiaries to) comply in all material respects with all leases naming it as lessee.

        8.3 Insurance. The Borrower at all times will (and will cause its Subsidiaries to) maintain insurance with such insurance companies, in such amounts (including, without limitation, so-called "all-risk" coverage at replacement value and "broad form" liability coverage), against such hazards and liabilities and for such purposes as is reasonably satisfactory to the Bank and as is customary in the industry for a business of established reputation engaged in the same or similar business and owning or operating similar properties. The Bank shall be named as loss payee and additional insured under the Borrower's insurance pertaining to the Collateral and shall be given twenty
(20) days' advance notice of any modification or cancellation of insurance. Upon request of the Bank from time to time, the Borrower will furnish to the Bank certificates or other evidence satisfactory to the Bank of compliance with the foregoing insurance provisions. If the Borrower fails to provide or cause to be provided such insurance, the Bank, in its sole discretion, may provide such insurance and charge the cost as a Revolving Credit Loan or to the Borrower's deposit accounts with the Bank. Any payment not recovered from the Borrower shall bear interest at the then rate of interest under the Revolving Credit Note. The Bank shall not, by the fact of approving, disapproving, or accepting any such insurance, incur any liability for the form or legal sufficiency of insurance contracts, solvency of insurance companies or payment of lawsuits, and the Borrower herby expressly assumes full responsibility therefor and liability, if any, thereunder.

        8.4 Records and Accounts. The Borrower shall maintain records and accounts that are complete and accurate in all material respects. The Borrower shall (and shall cause its Subsidiaries to) maintain adequate and proper accounts and reserves for all taxes, depreciation, depletion, obsolescence and amortization of its properties, all contingent obligations and other reserves in accordance with GAAP.

        8.5 Inspection. At any reasonable time and from time to time during normal business hours after reasonable notice, the Borrower shall permit the Bank and any of the Bank's agents or representatives to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower, and to discuss the affairs, finances and accounts of the Borrower and its Subsidiaries with the Borrower's officers or directors and independent accountants, solely for the purposes of determining compliance with the Bank Agreements, all of whom are hereby authorized and directed to cooperate with the Bank in carrying out the intent of this Section 8.5. Without limiting the generality of the foregoing, the Bank shall have the right to conduct field examinations of the books and records of the Borrower, subject to the provisions hereof, at the Borrower's expense. In addition, the Borrower will, upon request, arrange for the Bank to have access to (and facilities for obtaining copies of) all electronically stored data and all papers and files of any kind relating to Accounts Receivable of the Borrower and the Foreign Subsidiaries.

        8.6 Existence and Business. The Borrower will preserve and maintain its existence, remain in good standing in its jurisdiction of incorporation, and comply in all material respects with all valid and applicable statutes, rules and regulations. The Borrower will continue to engage only in the business which it is conducting on the date of this Agreement.

        8.7 Maintenance of Accounts. The Borrower shall maintain the Bank as its principal depository for the Borrower's depository accounts.

        8.8 Compliance with Laws, etc. The Borrower shall in the conduct of its business comply, and cause each of its Subsidiaries to so comply, in all material respects with all applicable laws, rules, regulations and the orders of any court or other tribunal or governmental or administrative authority or agency applicable to it or its business, properties or assets.

                         SECTION 9 - NEGATIVE COVENANTS

        On and after the date hereof, until all of the Obligations shall have been paid in full and so long as the Revolving Credit Loans shall remain available to the Borrower, the Borrower covenants that it will comply with the following covenants and provisions:

        9.1 Restrictions on Indebtedness. The Borrower will not (and will not permit its Subsidiaries to) create, incur, suffer or permit to exist, or assume or guarantee, either directly or indirectly, or otherwise become or remain liable with respect to, any Indebtedness, except the following:

                (a)     Obligations to the Bank.

                (b) Current Liabilities (other than for money borrowed or reimbursement obligations in connection with letters of credit issued for the account of Borrower or any Foreign Subsidiary except as otherwise permitted hereunder incurred in the ordinary course of business and in accordance with customary trade practices of the Borrower or its Foreign Subsidiaries.

                (c) Indebtedness in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment thereof shall not at the time be required to be made in accordance with the provisions of Section 8.1 hereof.

                (d) Indebtedness of the Borrower of its Foreign Subsidiaries in respect of purchase money liens and capitalized leases as permitted under Section 9.2(e) hereof.

                (e) Unsecured Indebtedness of one or more Foreign Subsidiaries to one or more foreign banks; provided the same shall never exceed $1,600,000 in the aggregate at any one time, and each Foreign Subsidiary, individually, shall not incur Indebtedness greater than the amount set forth opposite its name on Schedule 9.1(e) hereto.

                (f) Unsecured Indebtedness of the Borrower which is formally subordinated to the Bank pursuant to a written subordination agreement in form and substance acceptable to the Bank.

                (g) Indebtedness of the Borrower or its Subsidiaries existing on the date hereof to the extent listed on Schedule 4.15.

                (h) The Borrower will not make, directly or indirectly, any optional or voluntary prepayment or purchase of Subordinated Debt or any long-term debt to any Person (other than the Bank), nor make any payment of any Subordinated Debt except to the extent expressly permitted in the subordination agreement entered into with the Bank.

        9.2 Restriction on Liens. The Borrower will not (and will not permit its Subsidiaries to) create or incur or suffer to be created or incurred or to exist any encumbrance, pledge, lien, charge or other security interest of any kind (a "Lien") upon any of their respective properties or assets of any character, whether now owned or hereafter acquired, or transfer any such property or assets for the purposes of subjecting the same to the payment of indebtedness or performance of any other obligation in priority to payment of its general creditors, or acquire or agree or have an option to acquire any property or assets upon conditional sale or other title retention agreement, devise or arrangement (including Capital

Leases) or suffer to exist for a period of more than sixty (60) days after the same shall have been incurred any Indebtedness against it which if unpaid, might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors, or sell, assign, pledge or otherwise transfer for security any of its accounts, contract rights, general intangibles, or chattel paper (as those terms are defined in the Uniform Commercial Code) with or without recourse; provided, however, that the Borrower and its Foreign Subsidiaries may create or incur or suffer to be created or incurred or to exist:

        (a) Liens in favor of the Bank.

        (b) Deposits or pledges made in connection with, or to secure payment of, workers' compensation, unemployment insurance, old age pensions and other social security; and liens for taxes, assessments or governmental charges or levies and liens to secure claims for labor, material or supplies to the extent that payment thereof shall not at the time be required to be made in accordance with Section 8.1.

        (c) Encumbrances in the nature of zoning restrictions, easements, and rights or restrictions of record on the use of real property which do not materially detract from the name of such property or impair its use in the business of the owner or lessee.

        (d) Liens arising by operation of law to secure landlords, lessors or renters under leases or rental agreements made in the ordinary course of business and confined to the premises or property rented.

        (e) Liens in respect of Capital Leases and Liens securing the purchase price of property to be used in the business of Borrower or its Foreign Subsidiaries, provided that (i) each such Lien shall at all times be confined solely to the property so acquired, (ii) such property shall secure no Indebtedness other than the purchase price thereof, and (iii) the aggregate principal amount of Indebtedness secured by all such Liens and in respect of Capital Leases shall in the future not exceed $1,000,000 (or $2,000,000 after the Merger) in excess of the aggregate amount outstanding on the date hereof and disclosed on Schedule 4.15 hereto, as amended.

        (f) Liens listed on Schedule 4.15, as amended.

        9.3 Investments and Loans. The Borrower will not (and will not permit its Subsidiaries to) have outstanding or hold or acquire or make or commit itself to acquire or make any Investment in or loans to any Person except (a) Investments having a maturity of one year or less from the date thereof in: (i) obligations of the Bank; (ii) obligations of the United States of America or any agency or instrumentality thereof; (iii) certificate of deposit, notes, acceptances and repurchase agreements involving securities described in clauses
(i) and (ii) with the Bank or any commercial bank organized in the United States which has capital and surplus of at least $50,000,000; and (iv) commercial paper which is rated not less than prime-two or A-2 or their equivalents by Moody's Investor Service, Inc. or Standard & Poor's Corporation, respectively or their successors, (b) loans and advances to any employees of the Borrower and any Subsidiaries which shall not exceed $350,000 in the aggregate in any fiscal year, (c) Investments in and loans to Subsidiaries of the Borrower existing on the date hereof and described on Schedule 4.15 hereto, (d) Investments and loans hereafter made in or to the Foreign Subsidiaries, but only to the extent that as a result of such Investment or loan the Borrower will not suffer or permit the Tangible Net Worth of the Borrower alone (exclusive of its interests in Subsidiaries and also exclusive of all amounts due to the Borrower from any Subsidiary) at any time to be less than seventy percent (70%) of the Consolidated Tangible Net Worth of the Borrower and its Subsidiaries, and (e) Investments in and loans listed on Schedule 4.15.

        9.4 Dispositions of Assets. Except as otherwise provided for herein, the Borrower will not (and will not permit its Subsidiaries to) sell, lease or otherwise dispose of any assets except for the sale, lease or other disposition of inventory or other property in the ordinary course of business.

        9.5 Assumptions, Guaranties, etc. of Indebtedness of Other Persons. The Borrower will not (and will not permit its Subsidiaries to) assume, guarantee, endorse or otherwise become directly or contingently liable (including, without limitation, by way of agreement, contingent or otherwise, to purchase, provide funds for payment, supply funds to or otherwise invest in any Person or otherwise assure the creditors of any such Person against loss) in connection with any Indebtedness of any other Person, except for guaranties by endorsement of negotiable instruments for deposit or collection or similar transactions in the ordinary course of business of the Borrower and the Foreign Subsidiaries and guaranties of the Indebtedness permitted under Section 9.1.

        9.6 Mergers, etc. Except for the Merger, the Borrower will not (and, except with respect to the Merger, will not permit its Subsidiaries to) without the prior written consent of the Bank, which will not be unreasonably withheld or delayed:

             (a) Enter into any merger or consolidation with or acquire all or substantially all of the assets of any Person; or

             (b) Sell, assign, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired to any Person.

        9.7 Pension Reform Act. At any time while the Borrower has a Pension Plan, permit any accumulated funding deficiency to occur with respect to any Pension Plan or other employee benefit plans established or maintained by the Borrower or its Subsidiaries or to which contributions are made by the Borrower (the "Plans"), and which are subject to the Pension Reform Act" and the rule and regulations thereunder or to Section 412 of the Code, and at all times comply in all material respects with the provisions of the Act and Code which are applicable to the Plans. The Borrower will not permit the Pension Benefit Guaranty Corporation to cause the termination of any Pension Plan under circumstances which would cause the lien provided for in Section
4068 of the Pension Reform Act to attach to the assets of the Borrower.

        9.8 Corporate Document Amendments. The Borrower will not and (except as provided in the Merger Agreement) will not permit any of its Subsidiaries to, amend its articles of organization, or its bylaws if any such amendment could reasonably be expected to adversely affect the interest or rights of the Bank in any manner; it being acknowledged that: (a) an increase in Borrower's authorized capital (with the rights, terms and privileges in effect on the date hereof, subject to the restrictions on redemptions, dividends and other covenants set forth in the Bank Agreements for the benefit of the Bank) shall not be deemed to adversely affect the interests or rights of the Bank; and (b) an increase in Borrower's authorized capital with rights, terms or privileges different from those in effect on the date hereof shall not be deemed to adversely affect the interest or rights of the Bank so long as the terms of such capital make an express reference to the restrictions on redemption, dividends and other negative covenants set forth in the Bank Agreements for the benefit of the Bank.

        9.9 Distributions. The Borrower will not (and will not permit its subsidiaries to) make any Distribution or make any payment on account of the purchase, acquisition, redemption, or other retirement of any shares of stock, whether now or hereafter outstanding except that Subsidiaries of the borrower may declare and make payment of cash and stock dividends, return capital and make distributions of assets to the Borrower.

        9.10 Transactions with Affiliates. The Borrower will not enter into (or permit any Subsidiary to enter into) any transaction, including, without limitation, the purchase, sale or exchange of any property, or the rendering of any service, with any present or former affiliate, except in the ordinary course of business and pursuant to the reasonable requirements of its business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary, as the case may be, than would be obtained in a comparable arms'-length transaction with any Person not an Affiliate. As used herein, "Affiliate" includes (i) any officer or director of the Borrower or any Subsidiary, or (ii) any Person which, directly or indirectly, through one or more intermediaries, controls or is controlled by or is under common control with the Borrower or (iii) any Person which beneficially owns or holds five
(5%) percent or more of any class of equity or debt securities of the Borrower. The term "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of any Person, whether through the ownership of voting securities, by contract or otherwise.

        9.11 Accounting Changes. The Borrower will not make or permit, or permit any of its Subsidiaries to make or permit, any change in accounting policies or reporting practices including, without limitation, any change in its fiscal year), unless, prior to such change, the

Borrower shall have informed the Bank of such change and shall have entered into an amendment to this Agreement, in form and substance satisfactory to the Bank, in order to preserve unimpaired the rights of the Bank and the obligations of the Borrower.

                  SECTION 10 - EVENTS OF DEFAULT AND REMEDIES

        10.1 Events of Default. Each of the following events shall be deemed to be an Event of Default hereunder:

                (a) The Borrower shall fail to make any payment in respect of the principal of any of the Obligations as the same shall become due, whether at the stated payment dates or by acceleration or otherwise, or interest or other fees on or in respect of any of the Obligations as the same shall become due.

                (b) The Borrower shall fail to perform or observe any covenant, agreement or provision contained in (i) Sections 6.1 through 6.7,
6.10 and 6.11 hereof; (ii) Section 7 hereof; (iii) Section 8.1, 8.3, 8.6 or 8.8 hereof; (iv) Section 9 hereof; or (v) the Revolving Credit Note.

                (c) The Borrower shall fail to perform or observe any covenant, agreement or provision contained in this Agreement (other than those specified in paragraphs (a) and (b) above) or in any other Bank Agreement, and such failure shall continue for fifteen (15) days after the earlier of the Bank's notice thereof to the Borrower or the date the Bank is or should have been notified of such default under the Bank Agreements.

                (d) Any representation or warranty of the Borrower herein or in any other Bank Agreement or any amendment thereof shall have been false or misleading in any material respect at the time made or intended to be effective.

                (e) The Borrower or any of its Subsidiaries shall fail to make any payment of Indebtedness for money borrowed in excess of $25,000 when such payment is due (whether by schedule maturity, required prepayment, acceleration, demand or otherwise) or shall fail to perform or observe any provision of any agreement or instrument relating to such indebtedness, and such failure shall permit the holder thereof to accelerate such Indebtedness.

                (f) The Borrower or any of its Subsidiaries shall be involved in financial difficulties as evidenced by: (i) its commencement of a voluntary case under Title 11 of the United State Code as from time to time in effect, or by its authorizing, by appropriate proceedings of its board of directors or other governing body, the commencement of such a voluntary case; (ii) by its filing an answer or other pleading admitting or failing to deny the material allegations of a petition filed against it commencing an involuntary case under said Title 11, or seeking, consenting to or acquiescing in the relief therein provided, or by its failing to controvert timely the material allegations of any such petition; (iii) by the entry of an order for relief in any involuntary case commenced under said Title 11; (iv) by its seeking relief as a debtor under any applicable law, other than said
Title 11, of any jurisdiction relating to the liquidation or reorganization of debtors or to the modification or alteration of the rights of creditors, or by its consenting to or acquiescing in such relief; (v) by the entry of an order by a court of competent jurisdiction (x) finding it to be bankrupt or insolvent, (y) ordering or approving its liquidation, reorganization or any modification or alteration of the rights of its creditors, or (z) assuming custody of, or appointing a receiver or other custodian for all or a substantial part of its property and such order shall not be vacated or stayed on appeal or otherwise stayed within thirty (30) days; (vi) by filing of a petition against the Borrower under said Title 11 which shall not be vacated within (30) days; or (vii) by its making an assignment for the benefit of, or entering into a composition with, its creditors, or appointing or consenting to the appointment of a receiver or other custodian for all or a substantial part of its property.

                (g) Any judgment, writ, attachment, execution or similar process shall be issued or levied against the Borrower, any of its property or any of its Subsidiaries or their respective property and such judgment, writ, attachment, execution or similar process shall not be paid, stayed, released, vacated or fully bonded within ten (10) days after its issue or levy.

                (h) With respect to any Pension Plan, a Reportable Event shall have occurred and the Bank shall have reasonably determined that such event reasonably could be expected to result in liability of the Borrower or any of its Subsidiaries to the PBGC or such Pension Plan in an aggregate amount exceeding $25,000 (individually or in the aggregate) and such event in the circumstances occurring reasonably could constitute grounds for the termination of such Pension Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Pension Plan; or a trustee shall have been appointed by the United States District Court to administer such Plan, or the PBGC shall have instituted proceedings to terminate such Pension Plan.

                (i) Any Person (other than a current stockholder of Borrower) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended), directly or indirectly, of 25% or more of the issued and outstanding capital stock (or other securities convertible into such voting stock) of Borrower.

                (j) Borrower shall at any time for any reason cease to be the record and beneficial owner of 100% of the outstanding capital stock of each of its Subsidiaries

                (k) Any "Event of Default" under any other Bank Agreement shall have occurred.

        10.2 Remedies. Upon the occurrence of any Event of Default as defined in Section 10.1 hereof, and at any time thereafter, in addition to any other rights and remedies available to the Bank hereunder or otherwise, the Bank (i) will have no further obligation to make future advances and (ii) may declare the entire unpaid principal balance of and accrued interest on the Revolving Credit Note, together with all Obligations under this Agreement and all Indebtedness owing to the Bank, to be forthwith due and payable, whereupon the principal of and accrued interest in respect of the Revolving Credit Note and all such Obligations and Indebtedness shall become forthwith due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower (and provided, further, that such acceleration shall occur automatically upon the occurrence of any Event of Default described in Section 10.1(f).

        10.3 Set-Off. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default hereunder, the Bank is hereby authorized at any time or from time to time, without presentment, demand, protest or notice of any kind to the Borrower or to any other Person, all of which are hereby expressly waived, to setoff and to appropriate and apply any and all deposits (general or special) and any other Indebtedness at any time held by or owing to the Bank to or for the credit or the account of the Borrower against and on account of the Obligations of the Borrower to the Bank under this Agreement and the Bank Agreements, irrespective of whether or not the Bank shall have made any demand hereunder and all of said obligations, liabilities or claims, or any of the, may then be contingent or unmatured, and without regard to the availability or adequacy of other collateral. The Bank shall give notice to the Borrower following any such setoff or application of funds; provided, however, that the failure to give such notice shall not affect the validity of such set off and application.

                  SECTION 11 - WAIVERS: AMENDMENTS: REMEDIES

        No delay or omission on the Bank's part in exercising its rights and remedies against the Borrower or any other interested party shall constitute a waiver hereof. A breach by the Borrower of its obligations under this Agreement may be waived only by a written waiver executed by the Bank. the Bank's waiver of any breach in one or more instances shall not constitute or otherwise be an implicit waiver of subsequent breaches. The Borrower hereby agrees to waive, and does hereby absolutely and irrevocably waive (a) all presentments, demands for performance, notices or nonperformance, protests, notices of protest and notices of dishonor in connection with any of the Indebtedness evidenced by the Revolving Credit Note, (b) any requirement of diligence or promptness on the Bank's part in the enforcement of its rights under the provisions of this Agreement or any Bank Agreement, and (c) to the maximum extent permitted by applicable law, any and all notices of every kind and description which may be required to be given by any statute or rule of law with respect to its liability (i) under this Agreement or in respect of the Indebtedness evidenced by the Revolving Credit Note, or any other Obligation or (ii) under any other Bank Agreement. No course of dealing between the Borrower and the Bank shall operate as a waiver of any of the Bank's rights under this Agreement or any Bank Agreement or with respect to any of the Obligations. This Agreement or any Bank Agreement or with respect to any of the Obligations. This Agreement shall be amended only by a written instrument executed by the parties hereto making explicit reference to this Agreement. The Bank's rights and remedies under this Agreement and under all subsequent agreements between the Bank and the Borrower shall be cumulative and any rights and remedies expressly set forth herein shall be in addition to, and not in limitation of, any other rights and remedies which may be applicable to the Bank in law or at equity.

                          SECTION 12 - INDEMNIFICATION

        Without limitation of any other obligation or liability of the Borrower or right or remedy of the Bank contained herein, the Borrower hereby covenants and agrees to indemnify and hold the Bank and the shareholders, directors, agents, officers, partners, subsidiaries and affiliates of the Bank harmless from and against any and all damages, losses (other than loss of profit), settlement payments, obligations, liabilities, claims, including, without limitation, claims for finder's or broker's fees, actions or causes of action, and reasonable costs and expenses incurred, suffered, sustained or required to be paid by an indemnified party in each case by reason of or resulting from any claim relating to the transactions contemplated hereby other than any such claims which arise or are incurred as a result of the Bank's gross negligence or willful misconduct. In any investigation, proceeding or litigation, or the preparation therfor, the Bank shall be entitled to select one counsel of its own and, in addition to the foregoing indemnity, the Borrower agrees to pay promptly the reasonable fees and expenses of such counsel, except that such counsel fees and expense shall not be paid with respect to any claims which arise or are incurred as a result of the Bank's gross negligence or willful misconduct. The Bank shall give the Borrower prior written notice of its intent to settle or compromise any claim. The foregoing notice having been given, the Bank may settle or compromise any claim, action or cause of action referred to above, whether prior to or after the commencement of litigation; provided, that any such settlement shall include only claims, actions or causes of action against the Bank and not any such claims, actions or causes of action which claimant may have directly against the Borrower.

                           SECTION 13 - MISCELLANEOUS

        13.1 Survival of Agreements, etc. This Agreement shall inure to the benefit of the Bank and its successors and assigns, including any subsequent holder or holders of the Note, and the term "Bank" shall include any such holder or holders whenever the context permits. All agreements, covenants, representations and warranties made herein shall survive the execution and delivery of this Agreement and the making of the Revolving
Credit Loans hereunder.

        13.2 Notices. All notices and other communications made or required to be given pursuant to this Agreement, or in any of the Bank Agreements, shall be in writing and shall be mailed by first-class mail, postage prepaid; or sent by overnight courier, or sent by facsimile, in each case addressed as follows:

        If to the Borrower, at the following adddress, or at such other address as the Borrower shall have furnished to the Bank in writing:

                Chief Financial Officer
                Bachman Information Systems, Inc.
                8 New England Executive Park
                Burlington, Massachusetts 01803
                Facsimile: 617-229-9864

        with a copy to:

                John D. Patterson, Jr., Esq.
                Foley, Hoag & Eliot
                One Post Office Square
                Boston, Massachusetts 02109
                Facsimile: 617-482-7347

        If to the Bank, at the following address, or at such address as the Bank shall have furnished to the Borrower in writing:

                David B. Fischer
                Senior Vice President
                Silicon Valley Bank
                Loan Production Office
                Wellesley Office Park
                40 William Street, Suite 350
                Wellesley, MA  02181
                Facsimile: 617-431-9906

        with a copy to:

                Harry A. Hanson, III, Esq.
                Hutchins, Wheeler & Dittmar
                A Professional Corporation
                101 Federal Streeet
                Boston, Massachusetts 02110

                Facsimile: 617-951-1295

        All such notices and communications shall be deemed to have been duly given three (3) business days after being deposited in the mail, postage prepaid, if mailed; one (1) business day after being sent by overnight courier; when receipt acknowledged, if telecopied.

        13.3 Entire Agreement etc. This Agreement and the documents and other materials contemplated hereby constitute the entire agreement of the Borrower and the Bank and express their entire understanding with respect to credit advanced or to be advanced by the Bank to the Borrower. This Agreement shall be amended only by a written instrument executed by the Bank making explicit reference to this Agreement.

        13.4 Governing Law: Consent to Jurisdiction. This Agreement, the Security Documents, the Note and the other Bank Agreements, including the validity thereof and the rights and obligations of the parties hereunder and thereunder, shall be construed in accordance with and governed by the internal laws of the commonwealth of Massachusetts, without giving effect to the conflicts of law principles thereof. The Borrower hereby consents to service of process, and to be sued, in the Commonwealth of Massachusetts or the State of California and consents to the jurisdiction of any federal or state court of competent jurisdiction in the Commonwealth of Massachusetts or the State of California, as well as to the jurisdiction of all courts from which an appeal may be taken from such courts, for the purpose of any suit, action or other proceeding arising out of any of its obligations hereunder, under the Security documents, under the Note or under the other Bank Agreements or with respect to the transactions contemplated hereby or thereby, and expressly waives any and all objections, it may have as to venue in any such courts, or to any claim as to inconvenient forum.

        The Borrower hereby consents to process being served in any suit, action or proceeding of the nature referred to in the preceding paragraph of this Section 13.4 either (i) by mailing a copy thereof by registered or certified mail, postage prepaid, return receipt requested, to it at its address set forth in Section 13.2 or (ii) by serving a copy thereof upon it at its address set forth in Section 13.2. The Borrower irrevocably waives, to the fullest extent permitted by law, all claims of error by reason of any service as contemplated herein and agrees that such service shall (x) be deemed in every respect effective service upon the Borrower in any such suit, action or proceeding and (y) to the fullest extent permitted by law, be taken and held to be valid personal service upon and personal delivery to the Borrower.

        13.5 Severability; Headings; Counterparts; etc. The invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of any other term or condition hereof. The headings in this Agreement are for convenience of reference only and will not alter or otherwise affect the meaning hereof. This Agreement may be executed in a number of counterparts which together shall constitute one instrument and shall bind and inure to the benefit of the parties hereto and their respective successors and assigns. The interpretation of the provisions of this Agreement shall not be construed against any party hereto based upon the fact that such party may have drafted, or caused to be drafted, such provisions.

        13.6 Bank Holidays. Whenever any payment to be made under this Agreement shall become due on a day on which the Bank is required or permitted by law to remain closed, such payment may be made on the next succeeding Banking Day on which the Bank is open, and such extension shall be included in computing the interest in connection with such payment.

        13.7 Expenses. The Borrower agrees to pay on demand, all the Bank's reasonable expenses in preparing, executing, delivering and administering this Agreement and related instruments and documents, including, without limitation, the reasonable fees and out-of-pocket expenses of the Bank's special counsel, Hutchins, Wheeler & Dittmar (subject to the terms hereof), and (subject to the terms hereof) the expenses of the Bank in conducting field examinations of the books and records of the Borrower. The Borrower also agrees to pay on demand, all reasonable out-of-pocket expenses incurred by the Bank, including, without limitation, legal and accounting fees, in connection with the collection of amounts upon the occurrence of an Event of Default described in Section 10 hereof, the revision, protection or enforcement of any of the Bank's rights against the Borrower under the Agreement, the Revolving Credit Note and all other Bank Agreements and the administration of special problems that may arise under this Agreement or any other Bank Agreement. The Borrower also agrees to pay all stamp and other taxes in connection with the execution and delivery of this Agreement and related instruments and documents. Any fees, expenses or other charges which the Bank is entitled to receive from the Borrower hereunder shall bear interest from the date of demand for payment until paid at the lesser of (i) the rate specified in Section 2.5(a) hereof or (ii) the maximum rate permitted by then applicable law.

        13.8 Participation. The Borrower acknowledges and agrees that the Bank shall, upon thirty (30) Banking Days prior notice to the Borrower, be entitled to sell one or more participations to other banks or financial institutions in the Revolving Credit Loan and the Revolving Credit Note on such terms as the Bank in its sole discretion shall deem appropriate. Any such participating lender shall be deemed to have the same right of set-off established under this Agreement on behalf of the Bank to the extent of its participation in the obligations of the Borrower under this Agreement as it would have if it were a direct lender.

        13.9 Termination. This Agreement may be terminated by the Borrower at any time by not less than ten (10) days' prior written notice of such termination to the Bank; provided, however, that, unless and until all Obligations of Borrower to Bank existing (whether or not due) as of the time of the receipt of such notice by the Bank shall have been paid in full, such termination shall in no way affect the rights and powers granted to the Bank in connection with this Agreement, and until such payment in full all rights and powers hereby granted to the Bank hereunder shall be and remain in full force and effect; and provided, further, that if the Borrower, upon termination of this Agreement, fails to maintain the Bank as its principal depository institution and maintain its operating account with the Bank, then the Borrower shall pay to the Bank a termination fee of five thousand dollars ($5,000.00).

        13.10 Reproduction of Agreement. This Agreement and all other instruments, documents and papers which relate thereto which have been or may be hereafter furnished to the Bank may be reproduced by the Bank by any photographic, photostatic, micro-card, miniature photographic, xerographic or similar process, and the Bank may destroy the original from which any document was so reproduced. Any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made in the regular course of business). However, to the extent that such reproduction conflicts with the original, the original shall control.

        13.11 WAIVER OF JURY TRIAL. THE BORROWER AND THE BANK HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHT TO A TRIAL BY JURY WITH RESPECT TO ANY SUIT, ACTION OR PROCEEDING IN RESPECT OF ARISING OUT OF, THIS AGREEMENT, THE REVOLVING CREDIT NOTE AND THE OTHER BANK AGREEMENTS AND TRANSACTIONS CONTEMPLATED HEREBY AND/OR THE CONDUCT OF THE RELATIONSHIP BETWEEN THE BORROWER, AND THE BANK. The Borrower hereby certifies that neither the Bank nor any of its representatives, agents or counsel has represented, expressly or otherwise, that the Bank would not, in the event of any suit, action or proceeding, seek to enforce this waiver of right to trial by jury. The Borrower acknowledges that the Bank has been induced to enter into this agreement by, among other things, this waiver. The Borrower acknowledges that it has read the provisions of this Agreement and, in particular, this section, has consulted legal counsel, understands the rights it is granting in this agreement and is waiving in this section in particular, and makes the above waiver knowingly, voluntarily and intentionally.

                                  * * * * * *

                           Counterpart Signature Page
                AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT

        IN WITNESS WHEREOF, the Borrower and the Bank have caused this Amended and Restated Revolving Credit Agreement to be executed as a sealed instrument by their duly authorized officers as of the date first above written.

CORPORATE SEAL                          BACHMAN INFORMATION SYSTEMS, INC.



Attest: /s/ Eugene DiDonato             By: /s/ Peter J. Boni
       --------------------------           --------------------------
        Clerk                               Name:  Peter J. Boni
                                            Its:   President



SILICON VALLEY BANK                     SILICON VALLEY EAST
(signed at Santa Clara, CA)


By: /s/ Julie Haga                      By: /s/ David Fischer
    -----------------------------           --------------------------
    Name: Julie Haga                        Name: David Fischer
    Its:                                    Its: S.V.P

                                LIST OF EXHIBITS


                                    EXHIBITS

Exhibit A       Form of Revolving Credit Demand Note
Exhibit B       Form of Borrowing Request
Exhibit C       Form of Borrowing Base Certificate for
                  Domestic Accounts Receivable
Exhibit C-1     Form of Borrowing Base Certificate for
                  International Accounts Receivable
Exhibit D       Form of Compliance Certificate
Exhibit E       Form of guaranty Agreement

                               LIST OF SCHEDULES

SCHEDULES

Schedule 1.1(a)         List of Authorized Officers
Schedule 4.1            List of Jurisdictions Where Organized
Schedule 4.2            Principal Places of Business For Subsidiaries
Schedule 4.3            List of Jurisdictions where Qualified
Schedule 4.4            List of Subsidiaries
Schedule 4.9            Financial Statements
Schedule 4.10           Schedule of Issued and Outstanding Stock
Schedule 4.11           Changes in Condition
Schedule 4.12           Schedule of Liens, Encumbrances, and
                          Capitalized Lease Obligations
Schedule 4.13           Schedule of Litigation
Schedule 4.14           Schedule of Pension Plans
Schedule 4.15           Outstanding Indebtedness, Liens and
                          Investments
Schedule 4.16           Schedule of Patents, Trademarks, Etc.
Schedule 4.17           Schedule of Environmental Matters
Schedule 9.1(e)         Indebtedness Limits of Foreign Subsidiaries